UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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ORGANON

Here for her health

2023 Notice of Annual Meeting of Shareholders and Proxy Statement

Message from Our Chairman of the Board

Dear Organon Shareholders,

On behalf of my fellow Directors, I want to thank you for your trust and investment in Organon. We look forward to continuing to represent you. To that end, I am pleased to invite you to our 2023 Annual Meeting of Shareholders on Tuesday, June 6, 2023, at 9:00 a.m. (Eastern Daylight Time).

The Board is exceptionally proud of Organon’s first full year as a standalone company. We believe Organon is a special company with a long runway for growth.

Our company has a compelling vision and purpose. We strive to help ensure that every woman can achieve her full potential, or as we like to call it, Her Promise. The Board has been closely involved in the development of the strategy to support this purpose, and our 2022 results are encouraging.

In 2022, we had strong growth from our Women’s Health franchise, fueled by our contraceptive and fertility portfolios.

We also marked two consecutive years of double-digit growth in our Biosimilars franchise and added a new R&D partner.

Our Established Brands portfolio consists of many well-known products that are long-trusted by millions around the world for their quality and efficacy. In 2022, the company grew Established Brands 3% on a constant currency basis, demonstrating the durability of the portfolio.

The Board remains strongly committed to the effective oversight of Organon’s business and to appropriate risk management. Our standing Board committees (i.e., Audit, ESG, and Talent) represent a key mechanism through which we evaluate and address potential risks.

I am especially proud of our company’s commitment to long-term sustainability and transparency. We have adopted many best-in-class governance practices and policies, as well as specific social and environmental goals that relate to our business interests and our mission. We are making progress toward these goals by harnessing innovation in women’s health to address unmet health needs, expanding access to treatments and reducing our environmental footprint. Efforts like these lay the foundation for strong business performance, proactive risk mitigation, and long-term stakeholder value.

On behalf of the Board, I’d like to thank you for your continued confidence, and I look forward to our future engagement.

Sincerely,

Carrie S. Cox

Chairman of the Board

i	2023 Proxy Statement

Message from Our CEO

Dear Organon Shareholders,

2022 marked Organon’s first full year as an independent company — one in which we delivered strong results while advancing our vision for a better and healthier every day for every woman around the world. It was a year of important milestones as we demonstrated we are building a purpose-driven company that can deliver sustainable growth.

Here are a few key financial highlights from 2022 that reinforce my confidence in our strategy and path forward:

•	Delivered $6.2 billion in revenue, an increase of 4%[1] over the prior year on a constant currency basis;
•	Demonstrated strong profitability, generating Adjusted EBITDA of $2.1 billion[1]; and
•

Deployed over $200 million of capital across four promising transactions to drive future revenue growth, proactively retired $100 million of debt and returned $290 million in cash dividends to shareholders.

With our rapid pace of business development, we are excited about the potential of our growing pipeline to help transform women’s health.

Importantly, we also introduced Her Promise, our comprehensive ESG strategy and associated goals across the environment, social and governance areas. One of our more ambitious goals is to help prevent 120 million unintended pregnancies in low- and middle-income countries by 2030. By working with partners to provide education and training, and increasing access to contraception, we aim to empower girls and women around the world to prevent unplanned pregnancies.

Our 2022 performance would not be possible without our 10,000 employees worldwide. Their commitment to be Here for her health and the culture we are building together continue to propel us forward as we seize important business opportunities.

Charting the Path Forward

We stood up Organon — not to walk, but to run. Our aim now is to accelerate the momentum we gained in 2022 and to deploy capital in a manner that creates value for our shareholders and creates a better and healthier every day for every woman around the world. I am excited for the future, and the tremendous opportunities in front of us.

Thank you for your continued investment and support in Organon.

‘‘	It was a year of important milestones as we demonstrated we are building a purpose-driven company that can deliver sustainable growth.”	Sincerely, Kevin Ali Chief Executive Officer

[1]	For further explanation of these adjustments, our GAAP versus non-GAAP results and a reconciliation to the most directly comparable U.S. GAAP measure, please refer to Appendix A.

ii	2023 Proxy Statement

Business Overview

Our Business Performance1

Organon delivered strong business results in 2022, our first full year as a standalone company. Revenue grew 4% excluding the impact of foreign exchange translation, with all three of our franchises contributing to that performance. In our journey to become a leader in women’s health, we are maximizing our foundational strengths within reproductive health, while expanding our therapeutic areas through business development.

Fiscal Year 2022 Business Performance

$6.2B Full year revenue	$2.1B Adjusted EBITDA	$5.03 Non-GAAP Adjusted Diluted EPS

Women’s Health 7%	Biosimilars 17%	Established Brands 3%

Other highlights from 2022 include[2]:

•  The Women’s Health franchise grew 7%

•  Our lead product, Long-Acting Reversible Contraceptive Nexplanon, grew 11%; its second consecutive year of double-digit growth

•  Our fertility portfolio grew 9%

•  We expanded our portfolio with the reacquisition of rights to combined oral contraceptives Marvelon and Mercilon in certain markets in Asia

•  We entered into a licensing agreement for Xaciato, an FDA-approved treatment for bacterial vaginosis in females 12 years and older

•  We entered into a research collaboration with Cirqle Biomedical for a preclinical, non-hormonal contraceptive candidate

•  Our Biosimilars franchise grew 17%, marking its second consecutive year of double-digit growth

•  We expanded our biosimilar collaborations by entering into an agreement with Shanghai Henlius Biotech Inc. whereby Organon will license commercialization rights for two biosimilar candidates

•  The Established Brands franchise, a portfolio of medicines largely beyond exclusivity, delivered revenue growth of 3%, demonstrating the durability of the portfolio

•  Each of Organon’s five geographic regions demonstrated positive revenue growth, including China, which faced challenges from the implementation of Volume Based Procurement initiatives.

•  We strategically deployed capital with our investment of over $200 million across four promising transactions to drive future revenue growth. We proactively retired $100 million of debt, and we returned $290 million in cash dividends to shareholders.

•  On our one-year anniversary, Organon introduced our Global ESG Strategy and Commitments with the publication of our inaugural ESG report.

[1]	For further explanation of the below non-GAAP measures versus non-GAAP results and a reconciliation to the most directly comparable U.S. GAAP measure, please refer to Appendix A.
[2]	All growth rates are excluding the impact of foreign exchange translation.

iii	2023 Proxy Statement

Notice of 2023 Annual Meeting of Shareholders

To Organon Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Organon & Co. to be held on Tuesday, June 6, 2023, at 9:00 a.m. (Eastern Daylight Time), where we will vote on the matters below. You will be able to attend the Annual Meeting, vote and submit questions via a live webcast by visiting www.virtualshareholdermeeting.com/OGN2023.

Items of Business:

•	Elect the four Class II directors named in the accompanying proxy statement to hold office until the 2025 annual meeting of shareholders;

•	Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers;

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and

•	Consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Thank you for your continued support of and interest in Organon.

Sincerely,

Kirke Weaver

General Counsel and Corporate Secretary

April 27, 2023

Your Vote is Important—Vote Right Away

We encourage you to read the accompanying proxy statement with care and vote right away using any of the following methods, even if you intend to attend the Annual Meeting webcast. Voting early will help avoid additional solicitation costs and will not prevent you from voting during the Annual Meeting, if you wish to do so.

BY INTERNET	www.proxyvote.com

BY PHONE	In the U.S. or Canada, dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code to vote with your mobile device (may require free app)

BY MAIL	If you received printed copies of the proxy materials, cast your ballot, sign your proxy card and send in our prepaid envelope

To vote by Internet or telephone, have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 5, 2023. If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by Internet or telephone depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank, or nominee. For additional information, please refer to the Questions and Answers About the Annual Meeting and Voting section beginning on page 82.

To be admitted to the virtual meeting, have the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and visit www.virtualshareholdermeeting.com/OGN2023.

Only shareholders listed on Organon’s records at the close of business on April 10, 2023, the record date, are entitled to vote. A list of shareholders of record as of the record date will be available during regular business hours starting 10 days prior to the Annual Meeting at the Office of Corporate Secretary at our corporate headquarters located at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2023:

The Notice of Annual Meeting of Shareholders, proxy statement, and Organon’s 2022 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling 800-662-5200 (or banks and brokers can call collect at 203-658-9400), or by emailing OGN.info@investor.morrowsodali.com.

2023 Proxy Statement

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders	88

Other Matters	89

Appendix A	A-1

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s ESG strategy, future financial performance and prospects. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, an inability to execute upon our ESG strategy within expected timeframes, if at all, an inability to execute on our business development strategy or realize the benefits of our planned acquisitions; efficacy, safety, or other quality concerns with respect to marketed products, including market actions such as recalls, withdrawals, or declining sales; general economic factors, including interest rate, inflation, recessionary pressures, and currency exchange rate fluctuations; general industry conditions and competition; the impact of the ongoing COVID-19 pandemic and emergence of variant strains; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances; new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict its future financial results and performance; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; difficulties developing and sustaining relationships with commercial counterparties; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent SEC filings, available at the SEC’s Internet site (www.sec.gov).

Website References

Throughout this proxy statement, we identify certain materials that are available in full on our website and refer the reader to additional information available on our website. The information contained on, or available through Organon’s internet website, is not and shall not be deemed to be incorporated by reference in this proxy statement.

1	2023 Proxy Statement

Proxy Statement Summary

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Shareholders of Organon & Co. (“Organon,” the “company,” “we,” “us,” or “our”). Please review the entire proxy statement and Organon’s 2022 Annual Report on Form 10-K (the “Annual Report”) before voting. The voting items expected to be proposed at the meeting are listed below along with the Board’s voting recommendations.

2023 Annual Meeting of Shareholders

Time	Meeting Date	Location
9:00 a.m. (Eastern Daylight Time)	Tuesday June 6, 2023 Record Date April 10, 2023	Via webcast at www.virtualshareholder meeting.com/OGN2023

Voting Matters		Page	Board’s Recommendation

Proposal 1	Election of Directors	28	FOR each Nominee

Proposal 2	Approve, on a Non-Binding Advisory Basis, the Compensation of Organon’s Named Executive Officers	44	FOR

Proposal 3	Ratify the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2023	79	FOR

2

Proxy Statement Summary

Who We Are

Organon is a global healthcare company formed to focus on improving the health of women throughout their lives. Organon has a portfolio of more than 60 medicines and products across a range of therapeutic areas. Organon is the only global company of its size dedicated to women’s health.

We focus on three key areas to achieve our vision of a better and healthier every day for every woman:

Women’s Health

We believe that women are the foundation of a healthier world, and we know that women need more choices when it comes to their health care. We plan to continue building on our strengths in reproductive health and fertility as we assemble a suite of health options that help address the areas of high unmet needs for women.

Biosimilars

Biosimilars, which are approved by regulators as being highly similar to approved biologic medicines, are used to treat a range of serious conditions. They offer patients more treatment options and reduce costs compared to biologics—potentially helping expand access to biologic medicines.

Established Brands

Our established brands include well-known products, which generally are beyond market exclusivity, across a range of therapeutic areas including respiratory, cardiovascular, dermatology, non-opioid pain, and more.

Led by the women’s health portfolio coupled with an expanding biosimilars business and stable franchise of established medicines, Organon’s products produce strong cash flows that will support investments in innovation and future growth opportunities. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, and world-class commercial capabilities. As of December 31, 2022, Organon had approximately 10,000 employees worldwide and is headquartered in Jersey City, New Jersey.

On June 2, 2021, Organon separated from Merck & Co., Inc. (“Merck”; known as MSD outside the U.S. and Canada) as a result of a pro rata distribution of Organon’s common stock to shareholders of Merck. We refer to this transaction as the “spinoff.” Since 2021, Organon has been a standalone public company with common stock trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “OGN.” Organon is also a member of the S&P 500 index.

3	2023 Proxy Statement

Executive Compensation Highlights (Page 50)

The Talent Committee reviews our executive compensation program to evaluate whether it supports our executive compensation philosophy and objectives, and is aligned with shareholder interests and our ongoing business strategy. The Talent Committee will review and consider modifications to our executive compensation program to reflect our business strategy, performance, and evolving corporate governance practices.

Our executive compensation practices, which are further described on page 52, demonstrate our commitment to responsible pay and governance principles. For additional information on the components of our 2022 executive compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 50.

Say-on-Pay Advisory Vote (Page 53)

In 2022, shareholders demonstrated their support for our executive compensation programs with approximately 93% of the votes cast voted in favor of approving the say-on-pay proposal. Consistent with Organon’s strong interest in shareholder engagement and our pay-for-performance approach, the Talent Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as further described in Proposal 2 on page 44.

4

Proxy Statement Summary

Corporate Governance Highlights (Page 9)

We actively monitor our corporate governance practices to ensure we continue to manage our business in accordance with high standards of ethics, business integrity, and corporate governance. Our corporate governance practices are designed to enable the Board to set objectives and monitor performance and to strengthen the accountability of the Board and management. For this reason, we devote considerable time and resources to making sure that:

• our policies reflect our values and business goals;

• we operate in an open, honest, and transparent way; and

• we have an effective corporate governance structure.

We highlight some significant aspects of our corporate governance practices and policies below.

Independent Leadership

•  The Chairman of the Board is independent.

•  Twelve of our 13 directors are independent.

•  Our independent directors hold regular executive sessions.

•  All three of our standing Board committees are composed solely of independent directors.

Director Accountability

•  Directors are elected by majority vote.

•  Directors who do not receive a majority vote are required to submit their resignation from the Board.

•  Annual election of all directors starting at Organon’s 2025 annual meeting of shareholders.

Best Practices

•  We conduct Board, Board committee and individual director evaluations annually.

•  The Board actively engages in succession planning for the CEO.

•  Directors may not stand for re-election after age 75.

•  We have an overboarding policy that limits the number of public company boards on which directors may serve.

•  The Board is diverse in terms of gender, ethnicity, experience, and skills.

•  Our Principles of Corporate Governance include a comprehensive Diversity Policy.

•  The Board and its committees have a robust risk oversight program.

•  Our classified Board will sunset in 2025.

Alignment with Shareholder Interests

•  We have a proxy access provision in our Bylaws under which shareholders who own 3% of Organon common stock for at least three years may nominate up to 20% of the members of our Board.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

•  Directors and executive officers are subject to stock ownership guidelines.

•  We have an active shareholder engagement program, as described more fully on page 23.

Environmental, Social, and Governance (ESG)

•  Proactive management of ESG risks and opportunities is integrated into our long-term business strategy.

•  The Board’s committees have robust, independent oversight of various ESG topics, including the Audit Committee’s oversight of cybersecurity and compliance matters, the Talent Committee’s oversight of human capital management, and the ESG Committee’s oversight of governance, product quality, corporate reputation and other sustainability matters.

•  We have established clear ESG goals and are taking action to make progress toward them over time. We have embedded certain ESG metrics into the Company Scorecard.

•  We actively engage shareholders and other stakeholders to understand their ESG priorities and and address any questions or concerns.

•  Our first ESG Report was published in June 2022. We are preparing our second ESG Report, which we expect to publish in June 2023.

5	2023 Proxy Statement

Our Directors and Director Nominees (Page 29)

Our directors and director nominees possess broad expertise, skills, experience, and perspectives to provide the strong oversight and strategic direction required to govern Organon’s business and strengthen and support senior management. As illustrated by the following charts, our directors and director nominees consist of individuals with expertise in fields that align with Organon’s business and long-term strategy and reflect the Board’s commitment to diverse perspectives.

The following provides summary information about each director nominee and continuing director. Detailed information about each individual’s background, skill sets, and areas of expertise can be found beginning on page 29.

					Committee Memberships
Name	Age	Director Since	Term Expiring	Primary Occupation	Audit	Talent	ESG

Class II Directors Standing for Election at the Annual Meeting

Carrie S. Cox Board Chairman	65	2021	2023	Former Chief Executive Officer of Humacyte, Inc. and current Chairman, Selecta Biosciences, Inc.		●		•

Alan Ezekowitz, M.D.	69	2021	2023	Advisory Partner, Third Rock Ventures, LLC, Former CEO and Co - Founder of Abide Therapeutics, and Former SVP and Franchise Head Merck Research Laboratories	•

Helene Gayle, M.D.	67	2021	2023	President of Spelman College			•

Deborah Leone	58	2021	2023	Former Partner & Chief Operating Officer, Investment Management, Goldman Sachs Group, Inc.	•

● = Committee Chair

6

Proxy Statement Summary

					Committee Memberships
Name	Age	Director Since	Term Expiring	Primary Occupation	Audit	Talent		ESG

Directors Continuing in Office

Robert Essner	75	2021	2025	Former Chairman, Chief Executive Officer and President, Wyeth Pharmaceuticals, Inc.				●

Rochelle “Shelly” B. Lazarus	75	2021	2025	Chairman Emeritus of Ogilvy & Mather				•

Cynthia M. Patton	61	2021	2025	General Counsel and Corporate Secretary, Tessera Therapeutics	•

Grace Puma	60	2021	2025	Former Executive Vice President, Chief Operations Officer, PepsiCo, Inc.			•

Kevin Ali	62	2021	2024	Chief Executive Officer, Organon & Co.

Ma. Fatima de Vera Francisco	54	2021	2024	Chief Executive Officer, Global Baby, Feminine & Family Care sector and Executive Sponsor for Gender Equality, The Procter & Gamble Company		•

Martha E. McGarry	71	2021	2024	Partner, Mayer Brown LLP			•

Philip Ozuah, M.D., Ph.D.	60	2021	2024	President and Chief Executive Officer, Montefiore Medicine				•

Shalini Sharp	48	2021	2024	Former Executive Vice President and Chief Financial Officer, Ultragenyx Pharmaceutical Inc.	●

● = Committee Chair

7	2023 Proxy Statement

Director Qualifications and Expertise

Our directors are responsible for overseeing the company’s business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experiences. We believe the Board is well-rounded, with a balance of relevant perspectives and experience, as illustrated by the following chart.

Executive Leadership / CEO Experience	•	•	•	•	•	•	•	•	•	•	•	•	•	100%

Financial / Accounting	•	•	•	•	•	•	•	•	•	•	•	•	•	92%

Global Healthcare	•	•	•	•	•	•	•	•	•	•	•	•	•	85%

Marketing, Sales or Public Relations	•	•	•	•	•	•	•	•	•	•	•	•	•	46%

Public Policy / Regulatory	•	•	•	•	•	•	•	•	•	•	•	•	•	100%

Corporate Governance / Public Company	•	•	•	•	•	•	•	•	•	•	•	•	•	85%

Global Business Experience	•	•	•	•	•	•	•	•	•	•	•	•	•	100%

8

Corporate Governance

The Board has the legal responsibility for overseeing the management of Organon and its business. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects the CEO and oversees the senior management team, which is charged with conducting Organon’s daily business.

The Board has adopted corporate governance principles (the “Principles of Corporate Governance”) that, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Board committee charters, form the governance framework for the Board and its committees. The Principles of Corporate Governance cover a wide range of subjects, including the role and composition of the Board; functioning of the Board and Board committees; director qualifications; diversity, overboarding, resignation, and retirement age policies; director compensation; share ownership guidelines; succession planning; evaluation of the CEO; director orientation and continuing education; Board, committee, and director performance evaluations; and shareholder engagement.

The Principles of Corporate Governance and Board committee charters are reviewed at least annually and revised, as appropriate, in response to changing legal, regulatory and stock exchange listing requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at Organon are available on our website at https://www.organon.com/about-organon/leadership/corporate-governance/

●	Amended and Restated Certificate of Incorporation	●	Amended and Restated Bylaws

●	Principles of Corporate Governance	●	Board Committee Charters

In addition, as part of our ethics and compliance program, our Board has approved a Code of Conduct, which is available on our website at www.organon.com/about-organon/mission-vision-and-values/code-of-conduct. The information contained on or accessible through our website does not constitute a part of this proxy statement.

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its three standing committees — is fully engaged and involved in Organon’s strategic planning process. Each director has an obligation to keep informed about Organon’s business and strategies, so they can provide guidance to management in formulating and developing plans and knowledgeably exercise their decision-making authority on matters of importance to Organon.

The Board’s oversight and guidance are inextricably linked to the development and review of Organon’s strategic plan. By exercising sound and independent business judgment on the strategic issues important to Organon’s business, the Board facilitates its long-term success.

Risk Oversight

The Board’s oversight of Organon’s risk is an important component of the Board’s engagement on strategic planning, and the Board has two primary methods of overseeing risk. The first method is through Organon’s Enterprise Risk Management (“ERM”) process, which allows for Board oversight of the most significant risks facing Organon. The second method is through the functioning of the three standing committees of the Board — the Talent Committee, the Audit Committee, and the Environmental, Social and Governance Committee (“ESG Committee”).

9	2023 Proxy Statement

Management has established the ERM process to ensure a complete company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of Organon and its employees, customers, patients, communities, or reputation

Strategy	Macro risks that may impact our ability to achieve long-term business objectives

Operations	Risks related to our operations, cybersecurity and climate change that may impact our ability to achieve business objectives

Compliance	Risks related to compliance with laws, regulations, and Organon’s values, ethics, and policies

Reporting	Risks to maintaining accurate financial statements and timely, complete public company financial reporting

Safety	Risks to employee, patient, customer, or community health and safety

The goal of the ERM process is to provide an ongoing effort, implemented across Organon and aligned to its values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating actions. If the ERM process identifies a material risk, it is elevated to the CEO, the Executive Leadership Team, and the Board for review. The Audit Committee periodically reviews the ERM process to ensure it is robust and functioning effectively.

Each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, the Executive Leadership Team, the heads of business franchises, and/or compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the Board or another Board committee. The following are examples of Board committees’ responsibilities in risk oversight:

•

The Audit Committee has primary responsibility for overseeing Organon’s risk-management program relating to cybersecurity, although the Board participates in periodic reviews and discussion dedicated to cyber risks, threats, and protections, as discussed under Board Oversight of Information Security, including Cybersecurity and Data Privacy. The Audit Committee also oversees risk relating to finance, business integrity, compliance, and internal controls, disclosure controls, and related financial reporting through its interactions with the Chief Financial Officer, the General Counsel, the Chief Ethics and Compliance Officer, the Controller, and the Head of Internal Audit.

•

The Talent Committee has risk oversight responsibilities over our policies and practices with respect to our executive compensation program. The Talent Committee also has oversight of Organon’s programs, policies, and practices related to its management of human capital resources, including talent and diversity.

•

The ESG Committee oversees Organon’s corporate governance, including the practices, policies, and procedures of the Board and its committees, considers the size, structure, and needs of the Board, reviews possible candidates for the Board, recommends director nominees to the Board for approval, and plays a role in ESG-related risk and compliance oversight, including in the areas of environmental health and safety and manufacturing quality systems.

The ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure the Board oversees risk on both an enterprise-wide approach and through specific areas of competency.

10

Corporate Governance

Board Oversight of Information Security, Including Cybersecurity and Data Privacy

Our information security and privacy programs provide that the Board receives an annual report from our Chief Information Security Officer and Chief Ethics and Compliance Officer to discuss our program for managing information security risks, including cyber and data security risks. The Audit Committee also receives regular briefings on both information security and data privacy from the Chief Information Security Officer and Chief Ethics and Compliance Officer, respectively. Both the Board and the Audit Committee receive periodic reports on our cyber readiness, security controls and our cybersecurity investments. In addition, our directors are apprised of incident simulations and response plans, including for cyber and data breaches.

Program Highlights

Commitment to Transparency	We are committed to responsible handling of personal information under data privacy laws. We balance the need to operate and grow our business against our commitment to transparency and control, fairness, non-discrimination, and accountability.

Security Programs	Our multi-layered information security and data privacy programs and practices are designed to foster the safe, secure, and responsible use of the information and data our stakeholders entrust to us.

Governance	We work with our customers, governments, policymakers, and others to help develop and implement standards for safe and secure transactions, as well as privacy-centric data practices.

Security	Independent third parties test our cyber capabilities and audit our cloud security.

System Tests	We regularly test our systems to discover and address any potential vulnerabilities.

Employee Training	We conduct annual cybersecurity training for employees.

Insurance Coverage	We maintain a business continuity program and cyber insurance coverage.

Independence of Directors

The Principles of Corporate Governance require a substantial majority of our directors to be independent. In making independence determinations, the Board observes all relevant criteria established by the SEC and the NYSE. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright-line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with Organon.

The Board also rigorously considers the heightened independence requirements for members of the Audit Committee and the Talent Committee. The ESG Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the Board.

Independence Determinations

The Board has determined that each of Organon’s directors and director nominees, with the exception of our CEO, Kevin Ali, are independent under the NYSE Listing Standards. All members of the Board’s Audit Committee, Talent Committee, and ESG Committee are independent under these standards, and all members of the Audit Committee and Talent Committee meet the enhanced independence requirements for audit committee members and compensation committee members, respectively in the NYSE Listing Standards.

11	2023 Proxy Statement

In making these determinations, the Board considered relationships that exist between Organon and other organizations where each director serves, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and Organon or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a director’s independence.

Related Person Transactions

Related Person Transaction Policies and Procedures

The Board has adopted written Related Person Transaction Policies and Procedures (the “Related Person Policy”). The Related Person Policy, which is administered by the Audit Committee, governs the review, approval, ratification, or disapproval by the Audit Committee of transactions between us or any of our subsidiaries and any “related person” in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $100,000 and in which one or more of such related persons has a direct or indirect material interest. The Related Person Policy defines a “related person” to include anyone who served as a director, director nominee, or executive officer since the beginning of Organon’s last fiscal year, any greater than 5% shareholder, or any immediate family member of any of those persons.

Pursuant to the Related Person Policy, management will provide the Audit Committee all material information relevant to transactions that require the Audit Committee’s approval. In approving or disapproving any such transaction, the Audit Committee will consider all relevant factors, including, as applicable, Organon’s business rationale for entering into the transaction, the alternatives to entering into the transaction, whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and the potential for the transaction to lead to an actual or apparent conflict of interest. Any member of the Audit Committee who is deemed a related person with respect to a transaction under review will not be permitted to participate in the discussion or approval of the transaction.

The Audit Committee will review and assess ongoing related person transactions as necessary throughout the duration of their term, but no less than annually, to ensure that the transactions are in compliance with any Audit Committee guidelines and the transactions remain fair and reasonable to Organon and consistent with the interests of Organon and its shareholders.

Certain Related Person Transactions

Each director, director nominee and executive officer of Organon is required to annually complete a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any director, director nominee, executive officer, or their immediate family members had an interest in any related person transaction or proposed transaction with Organon or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of Corporate Secretary, the responses are collected, summarized, and distributed to responsible areas within Organon to identify any potential related person transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions, and appropriate supplemental information to the Audit Committee for its review. Based on this information for 2022, the Audit Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

12

Corporate Governance

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether it remains appropriate for Organon.

Carrie S. Cox serves as independent Chairman of the Board and Kevin Ali serves as our CEO. The Board believes that this leadership structure, which separates the Chairman and CEO roles, is optimal at this time. With separate Chairman and CEO roles, our independent Chairman can lead the Board in the performance of its duties by establishing agendas, presiding at all meetings of the Board and executive sessions of non-management directors, engaging with the CEO and executive leadership team between Board meetings on business developments, and providing overall guidance to our CEO as to the Board’s views and perspectives, particularly on the strategic direction of Organon. Meanwhile, our CEO can focus his time and energy on setting Organon’s strategic direction, overseeing daily operations, engaging with external constituents, developing our leaders, and promoting employee engagement at all levels of the organization. The Board believes our governance practices ensure that skilled and experienced independent directors provide independent leadership.

Board Meetings and Committees

Under the Principles of Corporate Governance, directors are expected to attend regular Board meetings, applicable Board committee meetings, and the annual meetings of shareholders. All directors attended at least 75% of the meetings of the Board and of the Board committees on which they served in 2022. Organon held its 2022 annual shareholder meeting on June 7, 2022. Twelve of the thirteen directors then serving on the Board attended the 2022 annual meeting of shareholders.

The Board met five times in 2022 and the independent directors of the Board met in five executive sessions in 2022. Ms. Cox, Chairman of the Board, presided over the executive sessions.

The Board’s three standing committees, each of which is made up solely of independent directors, are the Audit, Talent and ESG Committees. In addition, the Board from time to time may establish special purpose committees. All standing committees are governed by Board-approved charters, which are available on our website at https://www.organon.com/about-organon/leadership/corporate-governance/. Each committee evaluates its performance and reviews its charter annually. Additional information about the committees is provided on the following pages. Our CEO, Mr. Ali, is not an independent director under NYSE Listing Standards and is therefore not a member of any standing Board committee with an independence requirement. The primary functions, current committee membership and the number of meetings each committee held in 2022 are further described below.

13	2023 Proxy Statement

            Audit Committee

Shalini Sharp

Chair

Other Members

Alan Ezekowitz, M.D.

Deborah Leone

Cynthia M. Patton

Financial Experts on

Audit Committee

The Board has determined that each member of the Audit Committee is financially literate and that each of Mss. Leone and Sharp is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by the NYSE Listing Standards.

Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits, and Organon’s risk management process. The Audit Committee also consults with management, the internal auditors, and our independent auditors on, among other items, matters related to the annual audit, the published financial statements, and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent auditors (as described on page 80 of this proxy statement).

The Audit Committee’s Report is included on page 81 of this proxy statement.

The Primary Functions of this Committee Include:

•  Assisting our Board in fulfilling its oversight responsibility relating to: (i) the integrity of our financial statements and financial statement audits; (ii) our and our subsidiaries’ accounting and financial reporting processes and system of internal controls over financial reporting and disclosures; (iii) our compliance with legal and regulatory requirements; (iv) the independent public accountants’ qualifications and independence; (v) the performance of our internal audit function and our independent public accountants; (vi) our risk management processes; and (vii) preparation of the annual report required by the SEC rules to be included in our annual proxy statement;

•  Being directly responsible for the appointment (subject to ratification by our shareholders), compensation, retention and oversight of the work of our independent public accountants (including the resolution of disagreements between management and the independent public accountants regarding financial reporting);

•  Evaluating the independent public accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner and partner rotation requirements;

•  Monitoring our compliance program with respect to legal and regulatory requirements, our code(s) of conduct and our policies on ethical business practices and reporting on these items to the Board;

•  Establishing and periodically reviewing policies and procedures for the review, approval, and ratification of related person transactions, as defined in applicable SEC rules and the NYSE Listing Standards, and reviewing and approving, disapproving, or ratifying related person transactions in accordance with these policies and procedures, and overseeing other related person transactions governed by applicable accounting standards;

•  Establishing and overseeing procedures for handling (receipt, retention and treatment, on a confidential basis) of complaints of potential misconduct, including: (i) violations of law or our code(s) of conduct; (ii) complaints regarding accounting, internal accounting controls, auditing, and federal securities law matters; and (iii) the confidential, anonymous submission of concerns by employees regarding accounting, internal accounting controls, auditing, and federal securities law matters; and

•  Periodically reviewing our enterprise risk assessment policies and processes, including meeting at least annually with our Chief Information Security Officer regarding our information technology and receiving periodic updates regarding our cybersecurity risk management program, and reporting to the Board on the principal risks facing us and the steps being taken to manage and mitigate these risks.

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Corporate Governance

            Talent Committee

Carrie S. Cox

Chair

Other Members

Ma. Fatima de Vera Francisco

Martha E. McGarry

Grace Puma

Compensation Committee Interlocks and Insider Participation

There were no Talent Committee interlocks or insider (employee) participation during 2022.

Overview

The Talent Committee oversees our overall compensation philosophy, policies and programs, and assesses whether the company’s compensation philosophy establishes appropriate incentives for management and employees. The Talent Committee also oversees our human capital management, including leadership development, diversity and inclusion, and workplace culture. The details of the processes and procedures involved are described in the CD&A beginning on page 50. The Talent Committee may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate. The independent members of the Board ultimately make the final decisions regarding the CEO’s compensation.

The Talent Committee’s Report is included on page 62 of this proxy statement.

The Primary Functions of this Committee Include:

•  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, evaluating their performance against these goals and objectives, and, based on this evaluation, recommending to the independent directors of the Board the CEO’s compensation level and approving the compensation of the other executive officers;

•  Overseeing succession planning for positions held by executive officers, and reviewing succession planning and management development at least annually with the Board, including recommendations and evaluations of potential successors to fill these positions;

•  Regularly reviewing the form and amount of compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board as appropriate;

•  Reviewing and recommending for inclusion executive compensation disclosures made in our annual proxy statement, including the Compensation Discussion and Analysis and the Talent Committee Report;

•  Reviewing our strategies and programs for leadership development (including considerations of diversity) and for maintaining a talent pipeline for executive roles;

•  Reviewing and discussing with management our diversity and inclusion initiatives, objectives, and progress; and

•  Reviewing and discussing with management our organizational development activities, including key policies, practices, and trends related to: (i) the recruitment, development, and retention of our personnel; (ii) employee engagement and effectiveness; and (iii) workplace environment and culture.

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          Environmental,

               Social and

              Governance

              Committee

Robert A. Essner Chair Other Members Carrie S. Cox Helene Gayle, M.D. Shelly Lazarus Philip Ozuah, M.D., Ph.D.

Overview

The ESG Committee performs a leadership role in shaping Organon’s corporate governance, including by overseeing succession planning for the Board and its committees. The ESG Committee annually reviews the size, structure, and needs of the Board and Board committees, reviews possible candidates for the Board, and recommends director nominees to the Board for approval. The details of the review process and assessment of candidates are described under Criteria for Board Membership and Director Nomination Process beginning on page 19 of this proxy statement.

The Primary Functions of this Committee Include:

•  Engaging in succession planning for the Board;

•  Identifying individuals to become qualified Board members (consistent with criteria approved by the Board);

•  Recommending to the Board director candidates for election at our annual meeting of shareholders;

•  Reviewing and recommending changes to the Board of our corporate governance principles;

•  Considering and making recommendations to the Board on other matters pertaining to the effectiveness of the Board;

•  Periodically reviewing and recommending to the Board the skills, experience, characteristics, and other criteria for identifying and evaluating directors;

•  Overseeing the annual evaluation of the Board, its committees, and individual directors;

•  Overseeing compliance with the GxP requirements (i.e., regulations and guidelines applicable to life sciences organizations);

•  Overseeing our shareholder engagement program and making recommendations to the Board regarding its involvement in shareholder engagement;

•  Advising the Board and management on our policies and practices that pertain to our responsibilities as a global corporate citizen, our special obligations as a healthcare company whose products and services affect the health and quality of life around the world, and our commitment to the highest standards of ethics and integrity in all our dealings; and

•  Reviewing public policy positions, strategy regarding political engagement, and corporate responsibility initiatives with significant financial or reputational impact, as appropriate, and overseeing and making recommendations to the Board regarding environmental, social, governance, and other sustainability matters and risks relevant to our business.

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Corporate Governance

Our Environmental, Social, and Governance Approach

At Organon, our vision is to create a better and healthier every day for every woman. Our mission is to deliver impactful medicines and solutions for a healthier every day. We focus on the material ESG issues that matter most to our business, our stakeholders and women around the world.

In addition to the governance matters discussed within this proxy statement and the foundational elements that we believe are essential to conducting our business in an ethical, compliant, and transparent manner, there are focus areas within our ESG strategy that demonstrate our commitment to being a purpose-driven company1:

Working together with our partners, we aim to prevent an estimated 120 million unintended pregnancies by 2030.

We aim to redefine and harness innovation in women’s health by dedicating a majority of our pre-clinical and clinical development activity toward areas that address the unmet health needs of women and girls.

We will work with partners to expand access to treatment options that improve her health and help secure her promise.

We aim to achieve balanced gender representation through all levels of the company globally by 2030, and achieve pay equity.

We aim to support the transition to a sustainable economy, with an ambition to achieve net zero green house gas (“GHG”) emissions and the integration of water stewardship and circular economy principles into our business models.

To meet these ambitions, we have set quantitative goals to reduce GHG emissions, water usage and waste in our operations and in our supply chain.

We are committed to upholding the highest levels of ethics and integrity throughout our business.

Our highly capable Board of Directors is one of the most diverse in the healthcare industry. We aspire to maintain the expertise as well as the gender and racial diversity that characterizes our Board today.

[1] Please refer to the Forward-Looking Statements on page 1.

Importance of ESG at Organon

At Organon, we are guided by our purpose — to help women achieve their promise through better health. Our ESG strategy helps to advance this purpose and is embedded into our business strategy. Building a strong, sustainable and resilient company requires that we consider long-term risks and opportunities presented by social, environmental and governance matters. Successfully navigating these challenges helps to mitigate political and reputational risk, drives employee engagement, and enhances our reputation as a responsible partner, all of which help create long-term value for shareholders and other stakeholders. Moreover, by addressing gender-related disparities in health, we are helping to build a more sustainable future for women, families, and society.

17	2023 Proxy Statement

ESG Governance at Organon

We have developed practices and policies designed to ensure strong Board oversight over the entirety of our ESG program.

Board of Directors The full Board has oversight of Organon’s ESG strategy and performance and receives regular updates from management on these topics.	Audit Committee engages on specific ESG topics such as cybersecurity, ethics and compliance.

ESG Committee advises on policies and practices that pertain to our responsibilities as a global corporate citizen, and our special obligations as a healthcare company whose products and services affect health and quality of life around the world. The ESG Committee also reviews feedback from shareholder engagements on ESG, market and peer ESG reporting and disclosure practices, and the company’s performance on priority ESG issues including environmental and product quality matters. As needed, the ESG Committee receives information from third-party consultants and other experts on relevant ESG topics to inform the Committee’s thought process and to ensure continuous knowledge building in support of its ESG oversight role.

Management The entire Executive Leadership Team is responsible for implementing Organon’s ESG strategy and is accountable for making progress against the goals and targets that have been set.

Talent Committee plays an important governance role on matters related to human capital management including executive compensation, employee engagement and workplace culture, and Organon’s diversity and inclusion programs. As discussed in the CD&A, beginning on page 58 under the heading “Organizational Health Priorities,” ESG performance is also embedded into the Company Scorecard, which impacts annual incentive payouts. The Talent Committee plays a role in the selection and oversight of the specific metrics from the ESG strategy that are included in the Company Scorecard.

Executive Leadership Team is supported by a Public Policy and ESG Council consisting of senior leaders within each function with direct responsibility for key areas of the ESG strategy. The Head of External Affairs and ESG reports directly to the CEO, is a member of the Executive Leadership Team and also chairs the Public Policy and ESG Council. She has a dedicated team of professionals that collaborate with internal stakeholders across the company to support progress and ensure timely and transparent ESG reporting.

Organon’s ESG Strategy

In 2021, immediately after the company’s spinoff, Organon embarked upon a robust process to develop its ESG strategy. We analyzed leading ESG reporting standards and frameworks including the Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), and the Task Force on Climate-Related Financial Disclosures (“TCFD”), conducted an ESG prioritization assessment, interviewed internal subject-matter experts, engaged our top shareholders, and sought input from a broad base of our employees. The Public Policy and ESG Council, the Executive Leadership Team, and the ESG Committee of the Board were consulted regularly during this process, and each approved the final plan, as did the full Board.

Organon published its first ESG Report in June 2022. The report included extensive disclosures, aligned with SASB and GRI standards, as well as our U.S. Equal Employment Opportunity Commission EEO-1 data for our U.S.-based workforce.

As part of this strategy, Organon recognized that our business partners play an important role in our overall success. Accordingly, we strive to conduct business with individuals and organizations who share our commitment to high ethical standards and who operate in a socially and environmentally responsible manner. To reinforce the standards to which we are committed, Organon developed the Business Partner Code of Conduct founded upon the Pharmaceutical Supply Chain Initiative’s (PSCI) Pharmaceutical Industry Principles, the 10 Principles of the United Nations Global Compact, and our Code of Conduct, as well as a set of Supplier Performance Expectations.

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Corporate Governance

During 2022, as part of our proactive shareholder engagement program, we discussed our 2022 ESG Report with our largest shareholders. During these meaningful exchanges, we heard from many shareholders that they have appreciated our efforts as a new company to provide a high level of transparency on the full range of priority ESG topics. We are taking this feedback into account as we prepare to publish our next ESG Report in Summer 2023.

For more information about Organon’s ESG strategy and initiatives, please review our 2021 data published in our 2022 ESG Report, which is available on our website, and more generally, visit the ESG section of our website at www.organon.com/about-organon/environmental-social-governance.

Criteria for Board Membership and Director Nomination Process

The ESG Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the ESG Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise, and diversity of perspectives represented by its members. The ESG Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders, or search consultants. From time to time, the ESG Committee may also retain a search firm to identify possible candidates who meet the Board’s qualifications, to interview and screen such candidates (including conducting reference checks), and to assist in scheduling candidate interviews with Board members.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

19	2023 Proxy Statement

Individual Experience, Qualifications, Attributes, and Skills

The ESG Committee evaluates the composition of the Board annually to assess whether the skills, experience, characteristics, and other criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of Organon’s anticipated needs. The Board should have a balanced membership, with representation of relevant areas of experience, types of expertise, and backgrounds. These include pharmaceutical industry expertise, global management experience, marketing, sales and public relations skills, public company governance expertise, women’s health experience, medical expertise, risk management experience, and financial expertise. The ESG Committee uses this input in its planning and director search process.

Each of our current directors initially joined the Board in connection with our spinoff from Merck, and the Class I directors subsequently stood for election at our 2022 annual shareholders meeting. None of the Class II director nominees nor any current Class III directors have been elected by our public shareholders. Beginning with our 2025 annual shareholders meeting, the term for each class of directors shall expire and all directors will be subject to annual election. As noted in the director biographies that follow this section, our directors have experience, qualifications, and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. The following chart highlights the key background, experience, and skills the Board considered for qualification. These attributes are amply represented by our directors and director nominees.

Board Key Skills and Experience

	Ali	Cox	Essner	Ezekowitz	Francisco	Gayle	Lazarus	Leone	McGarry	Ozuah	Patton	Puma	Sharp

Executive Leadership / CEO Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

Financial / Accounting	●	●	●	●	●		●	●	●	●	●	●	●

Global Healthcare	●	●	●	●	●	●	●		●	●	●		●

Marketing, Sales or Public Relations	●	●	●		●		●			●

Public Policy / Regulatory	●	●	●	●	●	●	●	●	●	●	●	●	●

Corporate Governance / Public Company	●	●	●	●		●	●	●	●		●	●	●

Global Business Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

Skills Categories:

•

Executive Leadership / CEO Experience – Leadership experience for a significant enterprise, resulting in a practical understanding of organizations, processes, strategic development, and risk management. Demonstrated strengths in driving change and long-term growth, developing talent and planning succession.

•	Financial / Accounting – Significant experience in financial accounting and reporting processes or the financial management of a major organization.

•	Global Healthcare – Experience with global complex issues within the healthcare industry.

•	Marketing, Sales or Public Relations – Strategic or management experience involving the marketing, advertising and branding of products.

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Corporate Governance

•	Public Policy / Regulatory – Experience with public policy and regulation in the healthcare industry or other highly-regulated industries.

•	Corporate Governance / Public Company – Experience as a board member of another publicly-traded company or current or former executive officer of a publicly-traded company.

•	Global Business Experience – Extensive leadership experience leading an organization that operates internationally on a broad basis and/or in the geographic regions in which the company operates.

Board Diversity Policy

The Board endorses the principle that it should have a balance of skills, experience, and diversity of perspectives appropriate to Organon’s current and future global business and strategic initiatives, opportunities, and challenges. The Board recognizes that maintaining a diverse membership with varying backgrounds, skills, expertise, and other differentiating personal characteristics promotes inclusiveness, fosters a breadth of thinking, enhances the Board’s deliberations, and contributes to the Board’s overall effectiveness to better represent the long-term interests of Organon and its shareholders.

The ESG Committee, acting on behalf of the Board, is committed to actively identifying and recruiting highly qualified, diverse candidates in the search process. In evaluating the suitability of potential candidates to the Board, the ESG Committee (or any search firm acting under the direction of the ESG Committee) considers the benefits of diversity, including diversity of thought, viewpoints, educational and professional background, gender, race, age, sexual orientation, and ethnic or national background, among other characteristics.

The ESG Committee and the Board have adopted a Board diversity policy as part of the Principles of Corporate Governance that formalizes Organon’s approach to Board diversity. The ESG Committee and the Board believe that the Board’s current membership — 9 of the 13 members are women and 6 directors are racially or ethnically diverse — strongly reflects their commitment to diversity.

Gender Diversity
69%	•	•	•	•	•	•	•	•	•	•	•	•	•

As a company with a vision of a better and healthier every day for every woman, our Board values gender diversity in its membership. Organon is a leader in Board gender diversity, with women constituting nearly 70% of the Board.

Racial/Ethnic Diversity
46%	•	•	•	•	•	•	•	•	•	•	•	•	•

Organon is committed to racial and ethnic diversity. Our Board is 46% ethnically or racially diverse.

Independence
92%	•	•	•	•	•	•	•	•	•	•	•	•	•

Organon’s Principles of Corporate Governance require that a substantial majority of the Board be made up of independent directors. The Board has determined that each of Organon’s directors and director nominees, with the exception of our CEO, Kevin Ali, is independent under the NYSE Listing Standards.

Average Age

The average age of our directors and director nominees is 63.9 years, with ages ranging from 48 to 75 years old. The median age is 62 years.

21	2023 Proxy Statement

Total Number of Directors: 13	Female	Male

Directors	9	4

African American or Black	2	1

Alaskan Native or Native American	—	—

Asian	2	—

Hispanic or Latinx	1	—

Native Hawaiian or Pacific Islander	—	—

White	4	3

Shareholder Recommendations of Director Candidates

The ESG Committee will consider recommendations for director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of Corporate Secretary, 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302, and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at Organon’s annual meeting of shareholders must be received no less than 120 days before the first anniversary of the date of the previous year’s annual meeting.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the ESG Committee, the ESG Committee obtains additional information through inquiries to various sources and, if warranted, interviews.

Management Succession Planning

The Talent Committee is responsible for oversight of succession planning for certain senior management positions. At least annually, the Talent Committee reviews with the Board succession planning and management development, including recommendations and evaluations of potential successors to fill the CEO and other senior management positions. The succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their position.

Board Succession Planning

The Board also considers its own composition and succession plans. In director succession planning, the ESG Committee and the Board will consider, among other things, the needs of the Board and Organon in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience, and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills, and expertise to address Organon’s current and anticipated needs as opportunities and challenges facing it evolve. In addition, the Principles of Corporate Governance provide that non-management directors may not stand for re-election to the Board after they reach the age of 75, unless the Board determines that it is in the best interests of Organon and its shareholders to extend the director’s service for an additional period of time. The Board believes this policy promotes regular refreshment of the Board.

Annual Board, Committee, and Individual Director Evaluations

The Board conducts an annual self-evaluation to assess its performance and the performance of individual directors. The Audit, Talent, and ESG Committees also conduct annual self-evaluations to assess their performance. In the event it is believed an individual director is not making meaningful contributions to the overall effectiveness of the Board, the Chairman of the Board or another Board member should raise the matter with the ESG Committee, which will then seek the views of the other Board members and, if appropriate, make a recommendation to the Board regarding the future role of the director in question.

22

Corporate Governance

The ESG Committee is responsible for developing, administering and overseeing processes for conducting evaluations. The most recent evaluations were conducted in December 2022 through January 2023, as follows:

Shareholder Engagement and Feedback

Organon regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, our CEO, CFO, members of our Investor Relations department and the EVP for External Affairs and ESG, as well as other subject-matter experts within Organon, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons among shareholders, members of senior management, and the Board.

We engaged with more than two-thirds of our 50 largest shareholders, representing approximately 60% of our shares outstanding as of December 31, 2022. ESG continued to be a focal point in many of the shareholder engagements we had in 2022. We also engaged with our shareholders on various topics relating to our Board governance, executive compensation, human rights and product safety. Organon intends to remain engaged with its shareholders through frequent meetings during the year.

Our shareholder engagement program includes outreach focused on governance and executive compensation at least once a year, as well as our business strategy, risk management, human capital management and ESG matters. We believe it is most productive to discuss governance and compensation issues well in advance of the Annual Meeting so management and the Board can gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Organon’s diverse shareholder base and in the best interest of Organon. We also regularly seek to take advantage of other engagement opportunities and events.

Key Topics of Engagement During 2022

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Shareholder Communications with the Board

The Board welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the Chairman of the Board, the non-management or independent directors as a group, or other members of the Board by email at secretaryoffice@organon.com or by writing to the following address:

Board of Directors

c/o Office of Corporate Secretary

Organon & Co.

30 Hudson Street, Floor 33

Jersey City, New Jersey 07302

Upon receipt of such communications, the correspondence will be directed to the appropriate person, including individual directors. A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of Corporate Secretary for the purpose of determining whether the contents are appropriate for transmission. The Office of Corporate Secretary will not transmit:

•	communications that advocate that Organon engage in illegal activity;

•	communications that contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of Organon;

•	résumés or other job-related inquiries (outside of the director nomination process); and

•	mass mailings, solicitations, and advertisements.

Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Chair of the ESG Committee. Comments or questions regarding executive compensation will be referred to the Chair of the Talent Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. Based solely on our review of reports filed electronically with the SEC during the fiscal year ended December 31, 2022, including any amendments thereto, our officers, directors and greater than 10% shareholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2022, except for one Form 4 filed for Kathryn DiMarco reporting the vesting of restricted stock units due on May 6, 2022, but filed on May 11, 2022.

24

Share Ownership Information

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which she or he has no economic interest. Except as otherwise indicated in the footnotes to the tables below, we believe that the beneficial owners of the common stock listed below, based on the information furnished by such owners, have sole voting power and investment power with respect to such shares, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 255,061,586 shares of common stock issued and outstanding as of April 10, 2023.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock as to which the person has the right to acquire beneficial ownership within 60 days of April 10, 2023, including shares of our common stock underlying RSUs and PSUs that are currently releasable or releasable within 60 days of April 10, 2023. We did not deem these shares outstanding for purposes of computing the percentage ownership for any other person.

Share Ownership of Directors and Officers

The table below reflects the number of shares of Organon common stock beneficially owned by (i) each of our executive officers named in the Summary Compensation Table; (ii) each of our directors and director nominees; and (iii) all directors and executive officers as a group. As of April 10, 2023, 255,061,586 shares of Organon common stock were issued and outstanding. Unless otherwise noted, the information is stated as of April 10, 2023, and the beneficial owners exercise sole voting and/or investment power over their shares.

25	2023 Proxy Statement

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name	Shares Beneficially Owned		Stock Awards Currently Exercisable or Vesting Within 60 Days	Percent of Class

Named Executive Officers

Kevin Ali	39,495		832,694	*

Matthew Walsh	36,803		161,059	*

Susanne Fiedler	20,646		303,054	*

Sandra Milligan, M.D.	24,710		354,569	*

Joseph Morrissey	17,514		363,267	*

Directors (other than Mr. Ali)

Carrie S. Cox			25,146	*

Robert Essner			15,199	*

Alan Ezekowitz, M.D.			15,199	*

Ma. Fatima de Vera Francisco	3,000		15,199	*

Helene Gayle, M.D.			15,199	*

Shelly Lazarus	633	(1)	15,199	*

Deborah Leone	10		15,199	*

Martha E. McGarry			15,199	*

Phillip Ozuah, M.D., Ph.D.			15,199	*

Cynthia M. Patton			15,199	*

Grace Puma	5	(2)	15,199	*

Shalini Sharp	2		15,508	*

All directors and executive officers as a group (23 persons)	210,929		2,761,747	1.17%

*	None of the holdings represents holdings of more than 1% of Organon’s outstanding common stock.

(1)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 175 shares held by Ms. Lazarus’ spouse.
(2)	Includes shares of common stock in which the beneficial owners share voting and/or investment power as follows: 5 shares held by a family member of Ms. Puma.

26

Share Ownership Information

Greater than 5% Shareholders

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Organon common stock as of April 10, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	31,471,695(1)	12.37%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	16,387,716(2)	6.4%

Mawer Investment Management Ltd. 600, 517 – 10th Avenue SW, Calgary, Alberta, Canada T2R 0A8	13,721,690(3)	5.39%

State Street Corporation One Lincoln Street, Boston, MA 02111	12,863,077(4)	5.06%

(1)

Based on Amendment No. 2 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 9, 2023 with respect to Organon common stock. According to the Vanguard filing, of the 31,471,695 shares of Organon common stock beneficially owned by The Vanguard Group (“Vanguard”), as of December 30, 2022, Vanguard had the shared power to vote 354,670 shares, sole power to dispose 30,339,396 shares, and shared power to dispose 1,132,299 shares.

(2)

Based on Amendment No. 1 to Schedule 13G (the “BlackRock filing”) filed with the SEC on February 7, 2023 with respect to Organon common stock. According to the BlackRock filing, of the 16,387,716 shares of Organon common stock beneficially owned by BlackRock, Inc. (“BlackRock”), as of December 31, 2022, BlackRock had the sole power to vote 14,970,231 shares and sole power to dispose 16,387,716 shares.

(3)

Based on a Schedule 13G (the “Mawer filing”) filed with the SEC on February 13, 2023 with respect to Organon common stock. According to the Mawer filing, of the 13,721,690 shares of Organon common stock beneficially owned by Mawer Investment Management Ltd. (“Mawer”), as of December 31, 2022, Mawer had the sole power to vote 13,043,605 shares and sole power to dispose 13,721,690 shares.

(4)

Based on a Schedule 13G (the “State Street filing”) filed with the SEC on February 10, 2023 with respect to Organon common stock. According to the State Street filing, of the 12,863,077 shares of Organon common stock beneficially owned by State Street Corporation (“State Street”), as of December 31, 2022, State Street had the shared power to vote 11,991,908 shares and shared power to dispose 12,861,138 shares.

27	2023 Proxy Statement

Proposal 1 Election of Directors

Organon’s Amended and Restated Certificate of Incorporation provides that, until the annual meeting of shareholders in 2025, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class II directors have terms expiring at the 2023 annual meeting of shareholders. The the directors designated as Class III directors have terms expiring at the 2024 annual meeting of shareholders, and the directors designated as Class I directors have terms expiring at the 2025 annual meeting of the shareholders. Directors elected to succeed Class I, II, and III directors whose terms then expire will be elected for a term of office that expires at the 2025 annual meeting of shareholders. Beginning at the 2025 annual meeting of Organon’s shareholders, each of our directors will stand for election each year for a one-year term, and our Board will therefore no longer be divided into three classes.

Each member of our Board initially became a director of Organon in connection with the spinoff, and was each chosen through a deliberate and thoughtful process over many months, based on extensive consideration of the needs of the new company and aided by a professional search firm with spinoff experience. Each of the Class I directors subsequently stood for election at our 2022 annual shareholders’ meeting.

Nominees for Director

The Board has selected Carrie S. Cox, Alan Ezekowitz, M.D., Helene Gayle, M.D., and Deborah Leone for election as Class II director nominees. Each of these director nominees meets the Board’s criteria for membership and was recommended by the ESG Committee for election by shareholders at the Annual Meeting. All of the nominees hold, or have held, senior leadership positions in large, complex organizations, including multinational corporations. In these positions, our nominees have demonstrated their leadership, intellect, and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at Organon. Their varied roles and experiences reflect a diversity of perspectives, skills, and expertise to address Organon’s current and anticipated needs as its opportunities and challenges evolve.

As further described in the Principles of Corporate Governance, the company’s policy regarding the number of public company boards on which directors may serve provides that, ordinarily, directors may generally not serve on the boards of more than four public companies, including the company’s Board, with consideration given to public company leadership roles and other outside commitments. Each nominee is compliant with the company’s policy regarding the number of public company boards on which directors may serve. The ESG Committee has also considered each nominee’s ability and willingness to devote the required amount of time to Organon’s affairs. For the position of Chairman, the ESG Committee and the Board have recognized Ms. Cox’s leadership, her perfect attendance, preparedness, her insightful contributions at Board and committee meetings, and her deep understanding of the healthcare industry, including the long-term risks and opportunities. As a result, the ESG Committee and the Board believe that Ms. Cox’s membership on the Board is highly valuable and that she allocates ample time and attention to company matters. If elected, each nominee will serve until the 2025 annual meeting of Organon’s shareholders or until a successor has been duly elected and qualified.

Any director nominee who does not receive a majority of the votes cast with respect to his or her election must tender his or her resignation to the ESG Committee promptly following certification of the shareholder vote for consideration by the ESG Committee and the Board. If the ESG Committee recommends the Board accept the tendered resignation offer, the ESG Committee will also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board. The Board will act on the recommendation of the ESG Committee no later than 90 days following certification of the shareholder vote for the Annual Meeting.

If any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the size of the Board.

There are no family relationships among Organon’s executive officers and directors.

We provide below biographical information for each director nominee, including key experience, qualifications, and skills such director nominee contributes to the Board in light of our current needs and business priorities.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

28

Proposal 1 Election of Directors

            2023 Nominees for Class II Directors

Carrie S. Cox Independent Age: 65 Director Since: 2021 Committees: Talent (Chair) and ESG Key Skills:

Experience

Ms. Cox serves as Chairman of Organon’s Board. Ms. Cox served as the Chief Executive Officer of Humacyte, Inc., a then privately-held regenerative medicine company, between 2010 and 2018; in addition, she served as Chairman of the company’s board between 2013 and 2019, and she remained a member of its board until 2021, prior to its public offering. Ms. Cox served as Executive Vice President of Schering-Plough Corporation and President of Schering-Plough’s global pharmaceutical business between 2003 and 2009, when Schering-Plough merged with Merck. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s global pharmaceutical business from 1997 until its merger with Pfizer Inc. in 2003. She also currently serves as Chairman of Selecta Biosciences, Inc. and as a director of Texas Instruments Inc. and Cardinal Health Inc. She served on the board of directors of Celgene Corporation from 2009 until its acquisition by Bristol-Myers Squibb Company in 2019, on the board of directors of electroCore, Inc. between 2018 and 2020, and as Chairman of the board of directors of Array BioPharma Inc. from 2018 until its acquisition by Pfizer Inc. in 2019. Ms. Cox is a graduate of the Massachusetts College of Pharmacy. Ms. Cox brings to the Board her extensive executive experience from both large and small pharmaceutical and biopharma companies and deep public company governance expertise.

Career Highlights

Humacyte, Inc., then a privately-held regenerative medicine company

•  Chief Executive Officer (2010-2018)

•  Chairman (2013-2019)

Schering-Plough, a global pharmaceutical company

•  Executive Vice President (2003-2009)

•  President, global pharmaceutical business (2003-2009)

Pharmacia Corporation, a global pharmaceutical and biotechnological company

•  President, global pharmaceutical business (1997-2003)

Other Public Directorships

Current

•  Texas Instruments Inc. (2004-present)

•  Cardinal Health Inc. (2009-present)

•  Selecta Biosciences, Inc. (Chairman) (2019-present)

Former

•  Array BioPharma Inc. (2018-2019)

•  Celgene Corp. (2009-2019)

•  electroCore, Inc. (2018-2020)

29	2023 Proxy Statement

Alan Ezekowitz, M.D. Independent Age: 69 Director Since: 2021 Committees: Audit Key Skills:

Experience

Dr. Ezekowitz has been an Advisory Partner at Third Rock Ventures, LLC, a healthcare venture firm, since 2019, and has served as Entrepreneur in Residence at Cardinal Partners, a venture capital firm, since 2011. He also serves as an advisor to Fidelity’s Select Biotechnology Portfolio and as a consultant to H. Lundbeck A/S. Dr. Ezekowitz served as the President and Chief Executive Officer of Abide Therapeutics, Inc., a biopharmaceutical company that he co-founded, between 2011 and 2019, when Abide was acquired by H. Lundbeck A/S. Prior to co-founding Abide, he was a Senior Vice President at Merck Research Laboratories from 2006 to 2011 responsible for the Bone, Respiratory, Immunology, Inflammation, Endocrine and Dermatology franchises. Prior to joining Merck, Dr. Ezekowitz was the Chief of Pediatric Services at Partners Healthcare System, Inc. between 1999 and 2006 and at the Massachusetts General Hospital between 1995 and 2006. He served on the board of directors of Partners Healthcare System, Inc. between 2000 and 2006, and he was the Charles Wilder Professor of Pediatrics at the Harvard Medical School and Head of the Laboratory of Developmental Immunology between 1995 and 2006. He currently serves on the board of directors of Fulcrum Therapeutics, Inc. In 1998, the R. Alan Ezekowitz Professorship in Pediatrics at the Harvard Medical School was established. Dr. Ezekowitz received his medical training at the University of Cape Town in South Africa and received a Doctor of Philosophy degree from Oxford University. Dr. Ezekowitz brings to the Board scientific and leadership experience in the life sciences industry.

Career Highlights

Abide Therapeutics, Inc., a biopharmaceutical company

•  President and Chief Executive Officer (2011-2019)

Merck Research Laboratories, Merck’s research and development division

•  Senior Vice President (2006-2011)

Harvard Medical School, a private medical university

•  Charles Wilder Professor of Pediatrics (1995-2006)

•  Head of the Laboratory of Developmental Immunology (1995-2006)

Massachusetts General Hospital and Partners Healthcare System, Inc.

•  Chief of Pediatric Services (1999-2006)

Other Public Directorships

Current

•  Septerna Therapeutics (2022-present)

•  Fulcrum Therapeutics, Inc. (2016-present)

Former

•  None

30

Proposal 1 Election of Directors

Helene Gayle, M.D. Independent Age: 67 Director Since: 2021 Committees: ESG Key Skills:

Experience

Dr. Gayle, an expert on global development, humanitarian, and health issues, is currently the President of Spelman College in Atlanta, Georgia, the leader in education of women of African descent. Dr. Gayle’s career spans almost forty years dedicated to eradicating inequities in health and wealth. Most recently, she served as the president and CEO of the Chicago Community Trust (2017-2022), an over 100-year-old community foundation currently focused on closing the racial and ethnic wealth gap in the Chicago region. Dr. Gayle formerly served as the Chief Executive Officer of the McKinsey Social Initiative (2015-2017), a nonprofit organization that implements programs that bring together varied stakeholders to address complex global social challenges, and, for almost a decade (2006-2015) served as President and Chief Executive Officer of the Cooperative for Assistance and Relief Everywhere (CARE), an international humanitarian and global development organization. From 2001 to 2006, she was an executive in the Global Health program at the Bill & Melinda Gates Foundation. Dr. Gayle began her career in public health at the U.S. Centers for Disease Control in 1984 and held positions of increasing responsibility over her 20-year tenure there, ultimately becoming the director of the National Center for HIV, STD and TB Prevention and achieving the rank of Assistant Surgeon General and Rear Admiral in the United States Public Health Service. In addition to her public health and economic development experience, Dr. Gayle has significant public company governance experience. Dr. Gayle serves on non-profit boards, including Chair of New America, the ONE Campaign, the Center for Strategic and International Studies and the Brookings Institution. She is a member of the Council on Foreign Relations, the National Academy of Medicine, The American Academy of Arts and Sciences and the American Public Health Association. She currently serves as a director of The Coca-Cola Company and Palo Alto Networks Inc. From 2010 through 2021, Dr. Gayle served as a director of Colgate Palmolive Company, and from 2020 through 2022, Dr. Gayle served as a director of GoHealth, Inc. Dr. Gayle is a graduate of the Barnard College of Columbia University and received her M.D. from the University of Pennsylvania and a master’s degree from The Johns Hopkins University. Dr. Gayle brings to the Board her immense knowledge of the healthcare industry, government and extensive board experience, as well as many years of leadership experience.

Career Highlights

Spelman College, a leader in education of women of African descent

•  President (2022-present)

Chicago Community Trust, an organization dedicated to addressing the region’s racial and ethnic disparities

•  President and Chief Executive Officer (2017-2022)

McKinsey Social Initiative, a non-profit organization that implements programs that bring together varied stakeholders to address complex global social challenges

•  Chief Executive Officer (2015-2017)

Cooperative for Assistance and Relief Everywhere (CARE), an international humanitarian and global development organization

•  President and Chief Executive Officer (2006-2015)

Other Public Directorships

Current

•  The Coca-Cola Company (2013-present)

•  Palo Alto Networks Inc. (2021-present)

Former

•  GoHealth, Inc. (2020-2022)

•  Colgate Palmolive Company (2010-2021)

31	2023 Proxy Statement

Deborah Leone Independent Age: 58 Director Since: 2021 Committees: Audit Key Skills:

Experience

Ms. Leone is a financial expert and retired partner of the Goldman Sachs Group, Inc., a multinational investment bank and financial services company, which she joined in 1989 and where she became partner in 2008. She also served as the Chief Operating Officer for its Investment Management Division (“IMD”) between 2017 and 2019. Prior to that, she served as the Global Director of Internal Audit between 2011 and 2017 and as the Global Controller for IMD between 2008 and 2011. Ms. Leone currently serves as a director of Goldman Sachs Bank USA, the Goldman Sachs Philanthropy Fund, Ayco Charitable Foundation and the Board of Trustees of Syracuse University, where she serves on the Executive Committee and Audit Committee. She is a graduate of Syracuse University and received her M.B.A. from Syracuse University as well. Ms. Leone brings to the Board strategic thinking, regulatory experience, and deep financial and operational expertise.

Career Highlights

Goldman Sachs Group, Inc., a multinational investment bank and financial services company

•  Director, Goldman Sachs Philanthropy Fund (2020-present)

•  Director, Goldman Sachs Bank USA (2017-present)

•  Partner (2008-2019)

•  Chief Operating Officer, Investment Management Division (2017-2019)

•  Global Director of Internal Audit (2011-2017)

•  Global Controller for IMD (2008-2011)

Other Public Directorships

Current

•  None

Former

•  None

32

Proposal 1 Election of Directors

            Continuing Class I Directors Whose Terms Will Expire in 2025

Robert Essner Independent Age: 75 Director Since: 2021 Committees: ESG (Chair) Key Skills:

Experience

Mr. Essner is the former Chairman, Chief Executive Officer and President of Wyeth Pharmaceuticals, Inc., a global pharmaceuticals company, which is now part of Pfizer Inc. Specifically, he served as Wyeth’s Chairman between 2003 and his retirement from Wyeth in 2008, as its Chief Executive Officer between 2001 and 2007, its President between 2000 and 2006, its Chief Operating Officer between 2000 and 2001 and its Executive Vice President between 1997 and 2000. Prior to Wyeth, Mr. Essner spent more than a decade in various senior management positions at Sandoz Pharmaceuticals Corporation, in addition to serving as a Senior Advisor of Global Healthcare for The Carlyle Group Inc., a private equity, alternative asset management and financial services corporation, between 2009 and 2019. He also serves as an Executive in Residence and Adjunct Professor of Business at Columbia Business School, where he teaches courses in healthcare management, and previously served as a director of Amicus Therapeutics Inc. Mr. Essner is a graduate of Miami University and received his master’s degree from the University of Chicago. Mr. Essner brings to the Board extensive industry leadership experience in the pharmaceutical industry.

Career Highlights

Wyeth Pharmaceuticals, Inc., a global pharmaceuticals company

•  Chairman (2003-2008)

•  Chief Executive Officer (2001-2007)

•  President (2000-2006)

•  Chief Operating Officer (2000-2001)

•  Executive Vice President (1997-2000)

The Carlyle Group Inc., a private equity, alternative asset management and financial services corporation

•  Senior Advisor of Global Healthcare (2009-2019)

Other Public Directorships

Current

•  None

Former

•  Amicus Therapeutics Inc. (2012-2022)

33	2023 Proxy Statement

Rochelle (“Shelly”) B. Lazarus Independent Age: 75 Director Since: 2021 Committees: ESG Key Skills:

Experience

Ms. Lazarus has served as Chairman Emeritus of Ogilvy & Mather, a global advertising and marketing communication company, since 2012. Prior to that, she served as Chairman of Ogilvy & Mather between 2008 and 2012 and as its Chairman and Chief Executive Officer between 1996 and 2008. Prior to becoming its Chief Executive Officer and Chairman, she also served as the President of Ogilvy & Mather Direct North America, Ogilvy & Mather New York, and Ogilvy & Mather North America. She is currently on the board of directors of Blackstone, Inc. and Rockefeller Capital Management. She previously served on the board of directors of General Electric Company between 2000 and 2018 and Merck between 2004 and 2020. Ms. Lazarus is a vice chair and trustee of the New York Presbyterian Hospital, a member of the board of overseers of Columbia Business School, as well as several other charitable and civic organizations. Ms. Lazarus is a graduate of Smith College and received her M.B.A. from Columbia University. Ms. Lazarus brings to the Board her strong background in reputation management and consumer insight.

Career Highlights

Ogilvy & Mather, a global advertising and marketing communication company

•  Chairman Emeritus (2012-present)

•  Chairman (2008-2012)

•  Chairman and Chief Executive Officer (1996-2008)

Other Public Directorships

Current

•  Blackstone, Inc. (2013-present)

•  Rockefeller Capital Management (2019-present)

Former

•  General Electric Company (2000-2018)

•  Merck & Co., Inc. (2004-2020)

34

Proposal 1 Election of Directors

Cynthia M. Patton Independent Age: 61 Director Since: 2021 Committees: Audit Key Skills:

Experience

Since 2023, Ms. Patton has served as the General Counsel and Corporate Secretary at Tessera Therapeutics, a biotechnology company. Previously, Ms. Patton served as the General Counsel and Secretary at Verily Life Sciences, Alphabet Inc.’s healthtech subsidiary devoted to the study of life sciences between 2020 and 2023. Prior to Verily, between 2005 and 2020, Ms. Patton held positions of increasing responsibility at Amgen Inc., a global biopharmaceutical company, including serving as Senior Vice President, Chief Compliance Officer between 2012 and 2020. While at Amgen, she also served as the chair of the Amgen Foundation. Prior to Amgen, she served as the General Counsel of SCAN Health Plan, a California Health Medicare Advantage Plan. Ms. Patton serves on the board of directors of the Martin Luther King, Jr. Community Hospital in Los Angeles, a private, nonprofit, safety-net hospital serving South Los Angeles, the Los Angeles Music Center, and the Ethics and Compliance Initiative. She also serves on the board of trustees of Vassar College, Wildwood School in Los Angeles, and the Program on Corporate Compliance and Enforcement at NYU Law School, as well as the National Association for Law Placement Foundation for Law Career Research and Education. Ms. Patton is a graduate of Vassar College and received her J.D. from George Washington University School of Law. Ms. Patton brings to the Board her experience in life sciences and knowledge of data analytics.

Career Highlights

Tessera Therapeutics, a biotechnology company

•  General Counsel and Corporate Secretary (2023-present)

Verily Life Sciences, Alphabet Inc.’s healthtech subsidiary research organization devoted to the study of life sciences

•  General Counsel and Secretary (2020-2023)

Amgen Inc., a global biopharmaceutical company

•  Senior Vice President, Chief Compliance Officer (2012-2020)

Other Public Directorships

Current

•  None

Former

•  None

35	2023 Proxy Statement

Grace Puma Independent Age: 60 Director Since: 2021 Committees: Talent Key Skills:

Experience

Ms. Puma served as the Executive Vice President, Chief Operations Officer at PepsiCo, Inc., a multinational food, snack and beverage corporation, between 2017 and 2022. Previously, Ms. Puma served as the Senior Vice President, Chief Supply Officer at PepsiCo between 2015 and 2017 and as the Senior Vice President and Global Chief Procurement Officer between 2010 and 2015. Prior to PepsiCo, Ms. Puma served as the Senior Vice President, Global Chief Procurement Officer at United Airlines Holdings, Inc. between 2007 and 2010. Before then, Ms. Puma was in positions of increasing responsibility at then-Kraft Foods, Inc. between 1999 and 2007 and then-Motorola, Inc. between 1995 and 1999. Ms. Puma serves as a member of the Board of Directors of Target Corporation. Ms. Puma served as a director of Williams-Sonoma, Inc. between 2017 and 2020 and as a director of Marietta Corporation between 2010 and 2015. Ms. Puma is a graduate of Illinois Benedictine University. Ms. Puma brings to the Board her operational, global procurement and supply chain knowledge and experiences.

Career Highlights

PepsiCo, Inc., a multinational food, snack and beverage corporation

•  Executive Vice President, Chief Operations Officer (2017-2022)

•  Senior Vice President, Chief Supply Officer (2015-2017)

•  Senior Vice President, Global Chief Procurement Officer (2010-2015)

United Airlines Holdings, Inc., a publicly-traded airline holding company

•  Senior Vice President, Global Chief Procurement Officer (2007-2010)

Other Public Directorships

Current

•  Target Corporation (August 2022-present)

Former

•  Williams-Sonoma, Inc. (2017-2020)

36

Proposal 1 Election of Directors

            Continuing Class III Directors Whose Terms Will Expire in 2024

Kevin Ali Management Age: 62 Director Since: 2021 Committees: None Key Skills:

Experience

Mr. Ali is the CEO of Organon, with the vision of creating a better and healthier every day for every woman around the world. Mr. Ali has more than three decades of healthcare and commercialization experience from Merck, where he held a number of leadership roles, including President of Merck’s global enterprise portfolio strategy initiative from 2019 to 2021. This work led to the formation of Organon, with Mr. Ali being instrumental in this new company’s design and the selection and placement of its senior leadership team. Prior to this, he was President of Merck’s international business from 2017 to 2019, responsible for commercial markets outside the U.S., which accounted for 96% of the world’s population and over half of Merck’s pharmaceutical revenues. Under Mr. Ali’s leadership, the business was a significant driver of Merck’s growth. Previously, Mr. Ali served as President of the Emerging Markets region where he transformed Merck’s performance in many countries for sustained growth and strength. Earlier in his career at Merck, Mr. Ali was the Managing Director of Germany and Turkey and also led key therapeutic franchises. Mr. Ali received an M.B.A. from Santa Clara University and a bachelor’s degree from the University of California, Berkeley. Mr. Ali brings to the Board significant pharmaceutical and commercial experience and extensive knowledge of the industry’s customers as well as Organon’s core portfolio areas and global operations.

Career Highlights

Organon & Co.

•  CEO (2021-present)

Merck & Co., Inc., a multinational pharmaceutical company

•  President, Global Enterprise Portfolio Strategy (2019-2021)

•  President, Merck Sharp & Dohme Corp. (“MSD”) International (2017-2019)

•  President, Emerging Markets (2010-2017)

•  Senior Vice President and General Manager, Bone, Respiratory, Immunology and Dermatology franchise (2009-2011)

•  Senior Vice President and Managing Director of MSD in Germany (2005-2010)

•  Managing Director of MSD in Turkey (2003-2005)

Other Public Directorships

Current

•  None

Former

•  None

37	2023 Proxy Statement

Ma. Fatima de Vera Francisco Independent Age: 54 Director Since: 2021 Committees: Talent Key Skills:

Experience

Ms. Francisco is the CEO of The Procter & Gamble Company’s Global Baby, Feminine & Family Care sector and Executive Sponsor for Gender Equality, serving consumers in nearly 120 countries. Ms. Francisco joined The Procter & Gamble Company in 1989 in the Philippines and held positions of increasing responsibility in Asia, North America, Europe and globally, including serving as President, Global Feminine Care between 2015 and 2018. She was later appointed as President, Global Baby Care and Baby & Feminine Care Sector in 2018 until she became Chief Executive Officer for that business in 2019, and for Family Care in September 2021. Ms. Francisco is a graduate of the University of the Philippines. Ms. Francisco brings to the Board her consumer marketing and international operational experience, especially in the specialized area of women’s health.

Career Highlights

The Procter & Gamble Company, a consumer goods corporation

•  Chief Executive Officer, Global Baby, Feminine Care and Family Care Sector (2019-present) and Executive Sponsor of Gender Equality (2022-present)

•  President, Global Baby Care and Baby & Feminine Care Sector (2018-2019)

•  President, Global Feminine Care (2015-2018)

Other Public Directorships

Current

•  None

Former

•  None

38

Proposal 1 Election of Directors

Martha E. McGarry Independent Age: 71 Director Since: 2021 Committees: Talent Key Skills:

Experience

Ms. McGarry is a partner at Mayer Brown LLP, an international law firm she joined in August 2021 as Co-Head of Mergers & Acquisitions. Previously, she was a partner at Skadden, Arps, Slate, Meagher & Flom LLP, also an international law firm, since 1985 after joining the firm in 1977. Her practice focuses on mergers and acquisitions, shareholder activism and corporate governance. She serves on the board of The Morgan Library & Museum. Ms. McGarry is a graduate of Middlebury College and received her J.D. from Fordham University. Ms. McGarry brings to the Board extensive experience in mergers and acquisitions and supporting growth companies in their business development efforts.

Career Highlights

Mayer Brown LLP, an international law firm

•  Partner and Co-Head of M&A (2021-present)

Skadden, Arps, Slate, Meagher & Flom LLP, an international law firm

•  Partner (1985-2021)

Other Public Directorships

Current

•  None

Former

•  None

39	2023 Proxy Statement

Philip Ozuah, M.D., Ph.D. Independent Age: 60 Director Since: 2021 Committees: ESG Key Skills:

Experience

Dr. Ozuah is the President and Chief Executive Officer of Montefiore Medicine, the umbrella organization for the Montefiore Health System and Albert Einstein College of Medicine, having previously served as the President from 2018 to 2019 and Executive Vice President and Chief Operating Officer from 2012 to 2018 of Montefiore Health System. Between 2005 and 2014, Dr. Ozuah was Chairman of the Department of Pediatrics and has been a Professor in the Departments of Pediatrics and Epidemiology and Population Health since 1992 at Albert Einstein College of Medicine. Dr. Ozuah received his M.D. from the University of Ibadan, Nigeria, his master’s degree from the University of Southern California, and his Ph.D. from the University of Nebraska. He completed his Pediatric Internship and Residency at Albert Einstein College of Medicine and Montefiore, and his Post-Doctoral Fellowship in Medical Education at the University of Southern California School of Medicine. Dr. Ozuah is on the board of Montefiore Hospital, as well as the NYC Police Foundation and Federal Law Enforcement Foundation. Dr. Ozuah brings to the Board his leadership, medical and healthcare experience and health system delivery expertise.

Career Highlights

Montefiore Medicine, the umbrella organization for the Montefiore Health System and Albert Einstein College of Medicine

•  President and Chief Executive Officer (2019-present)

•  President, Montefiore Health System (2018-2019)

•  Executive Vice President and Chief Operating Officer, Montefiore Health System (2012-2018)

Albert Einstein College of Medicine, a private medical university

•  Professor, Departments of Pediatrics and Epidemiology and Population Health (1992-present)

•  Chairman of the Department of Pediatrics (2005-2014)

Other Public Directorships

Current

•  None

Former

•  None

40

Proposal 1 Election of Directors

Shalini Sharp Independent Age: 48 Director Since: 2021 Committees: Audit (Chair) Key Skills:

Experience

Ms. Sharp served as the Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare genetic diseases, between 2012 and 2020. Prior to joining Ultragenyx, between 2006 and 2012, Ms. Sharp served as the Chief Financial Officer of Agenus Inc., a biotechnology company focused on cancer immunotherapies, where between 2003 and 2006 she served in various finance, corporate development and corporate strategy roles. Ms. Sharp currently serves as a director of Neurocrine Biosciences, Inc. and Mirati Therapeutics Inc. She previously served as a director of Sutro Biopharma, Inc. between 2018 and 2023, then-Panacea Acquisition Corporation between 2020 and February 2021, Precision Biosciences, Inc. between 2018 and 2022, Array BioPharma Inc. between 2017 and 2019 and Agenus Inc. between 2012 and 2018. Ms. Sharp previously served in strategic planning and as chief of staff to the chairman of the board of directors of Elan Pharmaceuticals during the company’s restructuring, and as a management consultant at McKinsey & Company and an investment banker at Goldman Sachs, specializing in healthcare at both companies. Ms. Sharp received her M.B.A. and undergraduate degrees from Harvard University. Ms. Sharp brings to the Board her experience in both managing and leading firms in the biopharmaceutical industry and deep financial expertise.

Career Highlights

Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on therapies for rare genetic diseases

•  Executive Vice President and Chief Financial Officer (2012-2020)

Agenus Inc., a biotechnology company focused on cancer immunotherapies

•  Chief Financial Officer (2006-2012)

Other Public Directorships

Current

•  Neurocrine Biosciences, Inc. (2020-present)

•  Mirati Therapeutics Inc. (2021-present)

Former

•  Sutro Biopharma, Inc. (2018-2023)

•  TB Alliance (2015-2022)

•  Array BioPharma Inc. (2017-2019)

•  Agenus Inc. (2012-2018)

•  Panacea Acquisition Corporation (2020-2021)

•  Precision Biosciences, Inc. (2018-2022)

41	2023 Proxy Statement

Director Compensation

Our director compensation program was established by the Board at the time of the spinoff and did not change during 2022. We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Talent Committee. The 2022 director compensation program is set forth below.

Elements of 2022 Director Compensation Program
Annual Retainer Components	Non- Employee Directors		Additional Retainers for Committee Leadership			Additional Retainer for Committee Membership
		Independent Chairman of the Board Retainer	Audit Committee Chair Retainer(3)	ESG Committee Chair Retainer	Talent Committee Chair Retainer(4)	Audit Committee Member Retainer

Annual Cash Retainer(1)	$120,000	$250,000	$25,000	$15,000	$20,000	$10,000

Annual Equity Retainer(2)	$200,000	—	—	—	—	—

(1)	Annual cash retainers are payable in quarterly installments to each director. The Independent Chairman of the Board cash retainer includes the Non-Employee Director cash retainer fee of $120,000.

(2)	Annual equity retainer is delivered in the form of fully vested deferred stock units under the Organon Non-Employee Director Savings Plan (the “Directors’ Deferral Plan”)

(3)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.

(4)	Ms. Cox does not receive a retainer for her services as Talent Committee Chair due to her status as Chairman of the Board.

Directors’ Deferral Plan

Mandatory Annual Equity Retainer Deferral

Under the Directors’ Deferral Plan, upon election (or re-election) at the annual meeting of shareholders, each director will receive a credit valued at $200,000 in the form of deferred stock units denominated in Organon common stock to the director’s account under the Directors’ Deferral Plan. Directors who join the Board after that date are credited with a pro-rata portion. Any dividends paid on shares of Organon common stock are credited in the form of additional deferred stock units. No earlier than six months following his or her termination of service as a director, a director may elect to have his or her account credited with earnings, gains, and losses based on the mutual funds available for investment under the Organon U.S. Savings Plan (the “Organon U.S. 401(k) plan”) rather than gains and losses based on Organon common stock.

Directors may specify the timing of the payment of their accounts under the Directors’ Deferral Plan by choosing either a specified payment date or electing payment upon separation from service (or a date up to 15 years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual installments over a period of up to 15 years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. All distributions from the Directors’ Deferral Plan are payable in cash.

42

Director Compensation

Director Stock Ownership Guidelines

In order to align the interests of directors with the long-term interests of Organon’s shareholders, the Board has adopted stock ownership guidelines. Upon joining the Board, each director must own at least one share of stock, with a target common stock ownership level equal to five times the annual cash retainer to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. Deferred stock units held under the Directors’ Deferral Plan (as defined above) will be included in the target goal.

2022 Director Compensation Table

The table below summarizes the annual compensation for our non-employee directors for the fiscal year ended December 31, 2022. Mr. Ali did not receive any additional compensation for his service as a director in 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Carrie S. Cox	250,000	200,000	—	450,000

Robert Essner	135,000	200,000	—	335,000

Alan Ezekowitz, M.D.	130,000	200,000	—	330,000

Ma. Fatima de Vera Francisco	120,000	200,000	—	320,000

Helene Gayle, M.D.	120,000	200,000	—	320,000

Shelly B. Lazarus	120,000	200,000	—	320,000

Deborah Leone	130,000	200,000	—	330,000

Martha E. McGarry	120,000	200,000	—	320,000

Philip Ozuah, M.D., Ph.D.	120,000	200,000	—	320,000

Cynthia M. Patton	130,000	200,000	—	330,000

Grace Puma	120,000	200,000	—	320,000

Shalini Sharp	145,000	200,000	—	345,000

(1)

The amounts reported represent the grant date fair value of deferred stock units granted in 2022, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). As of December 31, 2022, Ms. Cox, Ms. Sharp and each of our other non-employee directors held 24,826, 15,310 and 15,006 fully vested deferred stock units, respectively.

43	2023 Proxy Statement

Proposal 2 Approve, on a

Non-Binding Advisory Basis, the

Compensation of Organon’s

Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (“NEOs”), as disclosed in this proxy statement, including the CD&A, compensation tables and the narrative discussion accompanying the tables, beginning on page 50. This vote is commonly referred to as a say-on-pay vote. As described in the CD&A, our compensation philosophy reflects where we are in our lifecycle as a new company, with a complex geographic footprint and well-established processes and practices inherited from Merck. As a newly independent company, we expect our executive compensation philosophy, program and approach to setting compensation to evolve as our business matures in alignment with our long-term strategy and the unique characteristics of our company as compared to Merck. For 2022, our compensation program consisted primarily of base salary, Annual Incentive Plan payouts and long-term incentive equity awards.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement, in accordance with Rule 14a-21 of the Exchange Act. Accordingly, the following resolution will be submitted for approval by shareholders at the Annual Meeting:

“Resolved, that the compensation paid to Organon’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described on pages 50 through 77 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the Talent Committee or the Board and will not be construed as overruling any decision by management, the Talent Committee or the Board. However, the Board and the Talent Committee value the opinions of our shareholders as expressed through their votes and other communications. We will give careful consideration to the outcome of the say-on-pay vote and to the opinions of our shareholders when making compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF ORGANON’S NAMED EXECUTIVE OFFICERS.

44

Our Executive Officers

Below we provide biographical information for each of Organon’s executive officers, other than Mr. Ali, whose biographical information is presented above under Continuing Class III Directors Whose Terms Will Expire in 2024.

Aaron Falcione

Title: Executive Vice President and Chief Human Resources Officer

Executive Since: 2021

Age: 52

Mr. Falcione is focused on building a “culture-first” company that attracts the best talent, fosters an environment where all employees have a sense of belonging and can wholeheartedly embrace Organon’s values. With diversity, equity and inclusion at the core, Mr. Falcione leads a team of Human Resources professionals around the world who are responsible for all aspects of the Organon employee experience, including performance and change management, succession planning, learning and development, and compensation and benefits. Most recently, from 2018 until he joined Organon, Mr. Falcione served as Vice President, Human Resources at Merck with global responsibility for the commercial organization. He previously led Human Resources for the company’s emerging markets from 2014 to 2017 and then all markets outside the United States from 2017 to 2018. Prior to Merck, Mr. Falcione worked as Vice President of Human Resources for Siemens AG and served in roles of increasing responsibility within PricewaterhouseCoopers’ mergers and acquisitions services practice. Mr. Falcione received a master’s degree in industrial psychology from Kent State University and a bachelor’s degree from University of Maryland.

Susanne Fiedler

Title: Executive Vice President and Chief Commercial Officer

Executive Since: 2021

Age: 55

Ms. Fiedler is responsible for the company’s business strategy, which aims to drive growth for the company and deliver impact for people and healthcare systems around the world. In this role, Ms. Fiedler works to ensure Organon is a company that listens and learns from women and other customers and engages with stakeholders through an efficient and differentiated operating model. Ms. Fiedler successfully delivered revenue and profitability expectations while rapidly executing on Organon’s leadership vision in women’s health, including four transactions in areas of high unmet need. Ms. Fiedler joined Organon from Merck, where she worked for more than two decades in marketing and sales roles with increasing responsibility. Most recently, from 2019, she was the President of Europe and Canada for the Commercial Organization, where she drove double-digit growth. Before that, she served as Managing Director of Australia and New Zealand from 2012 and then Germany from 2016, reshaping and advancing the business in those countries. Ms. Fiedler holds a Ph.D. in business administration and marketing from the University of Passau in Germany.

45	2023 Proxy Statement

Sandra Milligan, M.D.

Title: Executive Vice President and Head of Research and Development

Executive Since: 2021

Age: 59

Dr. Milligan leads the advancement of a differentiated portfolio of medicines and solutions to help women and all patients live a better and healthier every day. In her role, Dr. Milligan oversees the organization’s scientific, medical and regulatory capabilities in support of its diverse portfolio and long-term vision. Before joining Organon, from 2015, Dr. Milligan served as Merck’s Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety. Previously, she served as Vice President of Product Development Regulatory for Genentech, and from 2002 to 2012, she was at Amgen Inc. in positions of increasing responsibility across legal and regulatory affairs functions. Dr. Milligan served in the U.S. Army Medical Corps from 1987 to 1994. Dr. Milligan has been on the board of directors of Gossamer Bio, Inc., a clinical stage biopharmaceutical company, since 2021, and was on the board of directors of the Drug Information Association (DIA) from 2011 to 2017, including serving as Chair, and is now a DIA fellow. With a deep commitment to fostering diverse leadership, Dr. Milligan has served as co-sponsor of the Merck Women’s Leadership Program. Dr. Milligan received a medical degree from George Washington University School of Medicine, a J.D. from the Georgetown University School of Law and bachelor of science degree in biology and a bachelor of arts degree in psychology from the University of California, Irvine.

Joseph Morrissey

Title: Executive Vice President and Head of Manufacturing & Supply

Executive Since: 2021

Age: 58

Mr. Morrissey is responsible for Organon’s global manufacturing and supply chain capabilities leading the company to deliver the medicines and solutions that make it a healthier every day around the world. In his role, Mr. Morrissey ensures cross-functional coordination to drive uninterrupted, compliant and timely supply of Organon’s diverse portfolio, with products that reach people in more than 140 markets around the world. Mr. Morrissey comes to Organon from Merck, where he spent more than 30 years of his career. Most recently, from 2017 until the spinoff, Mr. Morrissey served as Senior Vice President of Merck’s Animal Health Global Manufacturing and Supply, and from 2014 to 2016 as Senior Vice President and leader of Global Human Health Pharmaceutical Manufacturing. Mr. Morrissey received an M.B.A. from Villanova University and a bachelor’s degree in engineering from Lafayette College.

46

Our Executive Officers

Vittorio Nisita

Title: Executive Vice President and Head of Global Business Services

Executive Since: 2021

Age: 55

Mr. Nisita is responsible for Organon’s Global Business Services, which focuses on driving an operating model for the company that continually enhances agility, efficiency, quality and innovation. Mr. Nisita leads a team that provides integrated governance and business practices for all shared services, both transactional and knowledge intensive, to create a learning organization and best-in-class experiences for employees and customers. Most recently, from 2017, Mr. Nisita was the Vice President of Commercial Operations for Merck’s international business. In this role, he provided support to country teams across several capability areas, including strategy development, digital transformation, and sales and marketing operations and excellence. His nearly two-decade career at Merck includes leadership roles in emerging markets, corporate strategy and global operational excellence. Prior to joining Merck, Mr. Nisita worked for McKinsey & Co., supporting clients in the telecommunications and banking industries, and also led engineering and manufacturing operations at Kimberly Clark Corporation and Georgia-Pacific. Mr. Nisita received an M.B.A. from the Kellogg School of Management at Northwestern University and a bachelor’s degree in mechanical engineering from the University of Minnesota.

Geralyn Ritter

Title: Executive Vice President and Head of External Affairs and ESG

Executive Since: 2021

Age: 54

Ms. Ritter leads the global communications, public policy and government affairs, and ESG sustainability functions of the company. She is focused on advancing Organon’s vision by developing the company’s strategy in each of these areas, leading its implementation, and engaging with the company’s many stakeholders. Ms. Ritter joined Organon from Merck, where, from 2012 to 2020, she served as Senior Vice President, Corporate Secretary and Assistant General Counsel advising Merck’s board of directors and executive team and leading shareholder engagement on corporate governance matters. Ms. Ritter also led Global Public Policy and Corporate Responsibility at Merck from 2008 to 2014, and served as President of the Merck Foundation from 2009 to 2015. Prior to joining Merck, Ms. Ritter was Senior Vice President at Pharmaceutical Research and Manufacturers of America (PhRMA) and worked at the Office of the U.S. Trade Representative and the law firm of Covington & Burling LLP. A survivor of traumatic injury, Ms. Ritter is a passionate patient advocate, author and frequent speaker on the topics of resilience, wellness and trauma recovery. She serves on the boards of several non-profit health policy organizations. Ms. Ritter received a master’s degree in international economics and European politics from the School of Advanced International Studies (SAIS) at John Hopkins University, a J.D. from Stanford University School of Law, and an undergraduate degree from Duke University.

47	2023 Proxy Statement

Rachel Stahler

Title: Executive Vice President and Chief Information Officer

Executive Since: 2021

Age: 47

Ms. Stahler leads business technology for the company to help Organon realize a better and healthier every day for every woman. In her role, Ms. Stahler drives digital capabilities across all aspects of Organon’s strategy to build value for the company’s offerings and customers. Ms. Stahler joined Organon with two decades of global technology experience in the healthcare industry and a passion for bringing new medicines and solutions to patients in need. Most recently, from 2019 to 2020, Ms. Stahler served as CIO at Allergan plc, a global pharmaceutical company. Previously, Ms. Stahler held CIO positions at Syneos Health (from 2017 to 2019), inVentiv Health (from 2014 to 2017) and Optimer Pharmaceuticals (from 2011 to 2014). Earlier in her career, she held senior technology roles at Pfizer. Ms. Stahler serves on the board of directors for NeoGenomics, Inc., a cancer diagnostics and pharma services company. She received an M.B.A. from Columbia University and an undergraduate degree from the University of Pennsylvania.

Kirke Weaver

Title: Executive Vice President, General Counsel and Corporate Secretary

Executive Since: 2023

Age: 50

Mr. Weaver serves as the senior legal adviser responsible for the company’s worldwide legal affairs, compliance and global environmental, health and safety functions. Prior to his appointment as General Counsel and Corporate Secretary, Mr. Weaver served as Senior Vice President, Commercial, Regulatory, Securities, Employment and Deputy Corporate Secretary at Organon. He was critical to launching Organon as a standalone company in June 2021, acting as a senior member of the legal leadership team. Before joining Organon, Mr. Weaver was the Vice President for Regulatory Legal at Merck. Over his 18-year career at Merck, he developed a deep expertise in the pharmaceutical industry and held positions of increasing responsibility counseling the business in areas such as litigation, regulatory, commercial, and compliance. Mr. Weaver also led the Customer Alliances & Innovation group to develop and commercialize new software tools to support medication adherence. Mr. Weaver holds a J.D. from the Yale Law School and a Bachelor of Arts in history and government from the College of William and Mary.

48

Our Executive Officers

Matthew Walsh

Title: Executive Vice President and Chief Financial Officer

Executive Since: 2021

Age: 56

Mr. Walsh is responsible for the development and execution of Organon’s financial strategy. He is focused on driving profitability and shareholder value and ensuring the highest standard of financial integrity for Organon so it can reach its vision of becoming a leading women’s health company. Over his career, Mr. Walsh has served in several public companies as the CFO and in related roles. Before joining Organon, Mr. Walsh was the Executive Vice President and CFO at Allergan plc, a global pharmaceutical company, from 2018 to 2020, and Catalent, Inc., a global provider of delivery technologies, development, and manufacturing solutions for drugs, biologics, cell and gene therapies, and consumer health products from 2008 to 2018, as Senior Vice President from 2008 to 2012 and Executive Vice President from 2012 to 2018. Previously, he held finance and leadership positions at Escala Group and GenTek. Mr. Walsh has also served in corporate development and other roles in the chemical and banking industries. Mr. Walsh is a CFA® Charterholder. Since 2020, he has served on the board of directors and as Chair of the Audit Committee of Certara, Inc., a provider of software and consulting services to the life sciences industry, and previously was a board member of Multicolor Corporation, a label solutions provider. Mr. Walsh received an M.B.A. and bachelor’s degree in chemical engineering from Cornell University.

49	2023 Proxy Statement

Compensation Discussion and Analysis

Table of Contents	Page
	50	Executive Summary
	50	2022 Performance Highlights
	51	Our Named Executive Officers
	51	Compensation Philosophy, Policies and Practices
	52	Executive Compensation Practices
	53	How Compensation Decisions Are Made
	55	Elements of 2022 Compensation Program
	58	2022 Company Scorecard
	62	Talent Committee Report

Introduction

The CD&A section of this proxy statement explains the type and amount of compensation provided to Organon’s NEOs in 2022, as well as the principles and processes that the Talent Committee has established and follows in determining NEO compensation.

Executive Summary

2022 was a momentous year for Organon, as it was our first full year as an independent public company following our spinoff from Merck in June of 2021. We took significant steps to advance our vision of becoming a leader in women’s health through meaningful business developments that addressed areas of significant unmet need for women and society. See the Proxy Statement Summary on page 3 for further details about the spinoff.

For 2022, our compensation program consisted primarily of base salary, Annual Incentive Plan (“AIP”) and long-term incentive equity awards. As a newly independent company, we expect our executive compensation philosophy, program and approach to setting compensation to evolve as our business matures in alignment with our long-term strategy and the unique characteristics of our company.

2022 Performance Highlights

Our 2022 performance highlights include the following achievements that affected payouts under our AIP:

*	As determined for payouts under the AIP. See page 58 of this proxy statement for further details.

50

Compensation Discussion and Analysis

Our Named Executive Officers

For 2022, our NEOs were:

Name	Title

Kevin Ali	Chief Executive Officer

Matthew Walsh	Executive Vice President and Chief Financial Officer

Susanne Fiedler	Executive Vice President and Chief Commercial Officer

Sandra Milligan, M.D.	Executive Vice President and Head of Research and Development

Joseph Morrissey	Executive Vice President and Head of Manufacturing and Supply

Compensation Philosophy, Policies and Practices

Organon’s executive compensation program is designed with our governance principles and compensation philosophy in mind. We believe in providing a market-competitive target compensation opportunity to our executives, delivered through a mix of base salary, short-term and long-term incentives. Our compensation levels are benchmarked against a peer group that was established based on revenue size and business comparability in order to balance competitiveness with good pay governance practices (see page 53 for more details about our peer groups). A meaningful portion of pay is at-risk, with more than 60% tied to performance-based incentives. Our long-term incentive mix is designed to balance risk with the potential for capital accumulation through a combination of non-qualified stock options (“NQSOs”), time-based restrictive stock units (“RSUs”) and performance share units (“PSUs”). See page 55 for more details about our 2022 elements of compensation.

51	2023 Proxy Statement

Executive Compensation Practices

Our executive compensation practices include the following, each of which the Talent Committee believes reinforces our executive compensation objectives:

We Do

✓   Benchmark compensation levels using an established peer group

✓   Position target compensation opportunity around the median of our peer group, with actual positioning varying based primarily on proficiency in role

✓   Establish maximum payouts on short- and long-term incentives

✓   Utilize an independent compensation consultant that reports directly to the Talent Committee

✓   Require our executive officers to retain a portion of their equity until stock ownership guidelines are met

✓   Maintain a robust clawback policy that allows us to seek reimbursement of incentive compensation under certain circumstances (including materially inaccurate financial results)

✓   Require double-trigger vesting of equity awards in the event of a change in control

We Don’t

✗ Provide change in control tax gross-ups

✗ Offer excessive severance benefits

✗ Guarantee bonus payments

✗ Provide dividends or dividend equivalents on unearned RSUs or PSUs

✗ Allow repricing of underwater stock options under our long-term incentive plan without shareholder approval

✗ Allow hedging, pledging or short sales of our securities by directors or specified key employees, including Section 16 officers

52

Compensation Discussion and Analysis

How Compensation Decisions Are Made

Shareholder Engagement and Results of 2022 Say on Pay Vote

We have established a robust shareholder outreach program, allowing our shareholders to discuss a variety of topics with us, including executive compensation (see page 23 for more details about our shareholder engagement program).

At the 2022 Annual Shareholder Meeting, approximately 93% of the say-on-pay votes cast were in favor of our NEOs’ compensation. The Talent Committee did not make any changes to the program based on these results, although we expect that our executive compensation philosophy, policies and practices for setting compensation will continue to evolve as our business matures.

Decision-Making Process

In its compensation review process, the Talent Committee evaluates the alignment of the company’s executive compensation program with the interests of company shareholders and whether the program supports the company’s overall compensation philosophy.

Role of the Committee

The Talent Committee reviews and discusses the Board’s evaluation of the CEO and makes preliminary recommendations for his base salary, annual incentive and long-term incentive (“LTI”) equity compensation. The Chairman of the Talent Committee discusses those recommendations with the full Board, for their approval. For additional details on the role of the Talent Committee in determining executive compensation, please refer to the Corporate Governance section of this proxy statement.

Role of the Chief Executive Officer

The CEO reviews and discusses the performance and proficiency of each executive officer (excluding himself) and provides the Talent Committee with compensation recommendations considering the market insights provided by Korn Ferry, our independent compensation consultant (as described below). The Talent Committee approves all compensation changes for our executive officers.

Role of Independent Compensation Consultant

The Talent Committee retains the services of an independent compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. In 2022, the Talent Committee retained Korn Ferry as its compensation consultant.

With respect to 2022 compensation decisions, Korn Ferry advised the Committee on the design of the 2022 compensation program, market trends and regulatory developments with respect to executive compensation, and provided assistance with this CD&A. Korn Ferry is retained by and reports to the Talent Committee and, at the request of the Talent Committee, participates in committee meetings. In addition to the services provided to the Talent Committee, Korn Ferry provided consultative services to Organon in support of its performance and talent management strategies in 2022. The Talent Committee reviewed the independence of Korn Ferry under NYSE and SEC rules and concluded that Korn Ferry is independent, and the work of Korn Ferry has not raised any conflict of interest.

Peer Group Framework and Methodology

In September of 2021, the Talent Committee approved a peer group framework and methodology based on a set of established principles and criteria. A compensation peer group is used to evaluate target compensation decisions (the “Compensation Peer Group”), and a separate performance peer group is used to measure Organon’s relative total shareholder return (“TSR”) performance for purposes of the PSU portion of the 2022 LTI awards. The Talent Committee believes that establishing separate peer groups for the purposes of benchmarking compensation levels and measuring relative performance will best support our ability to understand competitive pay levels compared to companies of a similar size, while also measuring our performance relative to a broader set of industry peers that will better represent the evolution of our business over time.

53	2023 Proxy Statement

Compensation Peer Group

The Compensation Peer Group is composed of a robust set of healthcare companies with comparable business characteristics, models and revenue for the purposes of reviewing compensation. In selecting companies for the Compensation Peer Group, the Talent Committee considered companies that met one or more of the following selection criteria based on the recommendations of Korn Ferry:

•	Domestic, publicly-traded company;

•	Similar size in terms of revenue and cost characteristics (revenues 0.5x to 3.0x revenue, low R&D expense, and stable profit margins);

•	Member of the healthcare industry, with a focus on: Pharmaceuticals; Biotechnology and Life Science; Healthcare Technology; Healthcare Services; and Healthcare Equipment and Supplies; and

•	Similar business characteristics: Women’s Health Oriented/Gynecology; Portfolio of Services; Biosimilars/Biologics; Purpose Driven; and Innovative Growth Mindset.

Based on the above selection criteria and considering the recommendations of Korn Ferry, the Talent Committee approved the following peer companies to be used to evaluate 2022 compensation decisions:

Compensation Peer Group
Agilent Technologies, Inc.	Catalent, Inc.	PerkinElmer, Inc.
Avantor, Inc.	Danaher Corporation	Perrigo Company plc
Bausch Health Companies Inc.	Edwards Lifesciences Corporation	Regeneron Pharmaceuticals, Inc.
Baxter International Inc.	Elanco Animal Health Incorporated	Vertex Pharmaceuticals Incorporated
Becton, Dickinson and Company	Hologic, Inc.	Viatris Inc.
Biogen Inc.	Intuitive Surgical, Inc.	Zoetis Inc.
Boston Scientific Corporation	IQVIA Holdings Inc.

The Talent Committee believes that compensation decisions are complex and require an in-depth review of Organon performance and peer compensation levels. Other factors that may influence the amount of compensation awarded may include market competition for a particular position, an individual’s possession of a unique skill or knowledge set, proven leadership capabilities, or experience. The Talent Committee also reviewed survey data drawn from a custom cut of the companies in the Compensation Peer Group.

Performance Peer Group

The Talent Committee utilizes a second peer group to measure Organon’s relative TSR, which is a metric in the PSU program. This peer group is linked to the NYSE Arca Pharmaceutical Index. The Talent Committee chose this index because it believes that using a comparator group that is based on a broader set of industry peers, regardless of size, will better represent the evolution of our business over time.

54

Compensation Discussion and Analysis

Elements of 2022 Compensation Program

The following summarizes each of the principal elements of total target direct compensation (“TTDC”) for our NEOs for 2022 and the percentage increase for each element and for TTDC as compared to 2021. TTDC is comprised of annual base salary, target annual cash incentive (“AIP”) and target long-term incentive equity compensation, and is different than the total compensation in the Summary Compensation Table disclosed on page 63 of this proxy statement. Dollar values disclosed within each table represents 000’s and percentages shown in the charts below have been rounded for presentation purpose.

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC
2021	$1,133	125%	$1,416	$8,000	$4,000	$2,000	$2,000	$10,549
2022	$1,225	125%	$1,531	$9,000	$4,500	$2,250	$2,250	$11,756
YoY% Increase	8%	0%	8%	13%	13%	13%	13%	11%

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC
2021	$824	80%	$659	$3,000	$1,500	$750	$750	$4,483
2022	$857	80%	$686	$3,250	$1,625	$813	$813	$4,793
YoY% Increase	4%	0%	4%	8%	8%	8%	8%	7%

55	2023 Proxy Statement

	Base Salary*	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC
2021	$678	80%	$542	$1,800	$900	$450	$450	$3,020
2022	$692	80%	$554	$2,000	$1,000	$500	$500	$3,246
YoY% Increase	2%	0%	2%	11%	11%	11%	11%	7%

* Ms. Fiedler’s base salary was paid in Swiss francs and converted to U.S. dollars based on an exchange rate of CHF 1 = USD 1.0969 for 2021 and CHF 1 = USD 1.0816 for 2022.

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC
2021	$670	70%	$469	$1,800	$900	$450	$450	$2,939
2022	$750	80%	$600	$2,500	$1,250	$625	$625	$3,850
YoY% Increase	12%	14%	28%	39%	39%	39%	39%	31%

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Compensation Discussion and Analysis

	Base Salary	AIP Target		LTI Target	PSUs	RSUs	NQSOs	TTDC
2021	$618	70%	$433	$1,300	$650	$325	$325	$2,351
2022	$710	80%	$568	$1,650	$825	$413	$413	$2,928
YoY% Increase	15%	14%	31%	27%	27%	27%	27%	25%

Base Salary

Base salaries were determined in early 2022, consistent with the need to deliver a competitive level of base salary, while providing an appropriate mix of fixed to variable compensation for each NEO. The tables above set forth the 2021 and 2022 annual base salary levels for each of our NEOs. The base salaries for each of the NEOs were adjusted compared to the prior year to be further aligned with the competitive market and to reflect individual proficiency in role, with more significant increases for Dr. Milligan and Mr. Morrissey based on their positioning relative to the competitive market and to better align with our internal pay practices.

Annual Cash Incentive

At the beginning of 2022, the NEOs were designated as participants in the AIP. AIP awards are paid based upon achievement of company performance measures, as reflected by a performance scorecard (the “Company Scorecard”). The tables above set forth the 2021 and 2022 annual incentive targets, as a percentage of base salary, for each of our NEOs. The target annual incentives for Dr. Milligan and Mr. Morrissey were increased from 70% of base salary in 2021 to 80% of base salary in 2022 to better align with the competitive market and our internal pay practices.

Payouts under the 2022 AIP were based on our Company Scorecard, which included the following pre-established financial and non-financial metrics:

40% Constant Currency Revenue
40% Adjusted EBITDA
20% Organizational Health Priorities

Our Company Scorecard establishes a set of common financial and non-financial (organizational health) goals for our NEOs and other AIP-eligible employees. Our financial metrics — Constant Currency Revenue and Adjusted EBITDA — are equally weighted at 40% based on the Talent Committee’s belief that they are the key financial measures of our success during the year. The organizational health priorities are collectively weighted at 20% and are designed to focus management on making progress against critical management priorities to execute our long-term strategy.

The performance ranges and corresponding payout levels for Constant Currency Revenue and Adjusted EBITDA were established based on the Board-approved financial plan for 2022 and are intended to balance the reasonableness of the goals with an appropriate amount of stretch performance to reach a maximum payout. Each financial component has a performance range of 25% to 200% from threshold to maximum performance. Failure to achieve threshold performance on any of these financial metrics would result in forfeiture of the opportunity for that metric.

57	2023 Proxy Statement

The Talent Committee has approved a framework that can be used to make adjustments to our non-GAAP results for the purpose of evaluating Company Scorecard performance, in years when the Talent Committee determines it to be necessary and/or appropriate. No adjustments were made to our non-GAAP results in the context of our Company Scorecard for 2022.

The Company Scorecard structure and results are as follows:

2022 Company Scorecard

*	The actual amounts for Constant Currency Revenue and Adjusted EBITDA were adjusted as described in the notes below.

**	Results shown are rounded to the nearest whole percentage.

Constant Currency Revenue

Reported revenue of $6.174 billion was adjusted to $6.391 billion to remove the negative impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). This result was above our internal revenue target of $6.287 billion.

Adjusted EBITDA

Adjusted EBITDA was $2.232 billion for 2022, which represents reported EBITDA adjusted to exclude the impact of currency exchange rate changes, certain business development expenses that were not included in the 2022 financial plan approved by the Board in December 2021 and share-based compensation expense. This result was above our Adjusted EBITDA target of $2.200 billion.

Organizational Health Priorities

Each year, the company establishes three to five critical business priorities. As a new company, our 2022 priorities were focused on the social aspect of our ESG strategy and making significant progress towards full operational independence from our former parent company, Merck.

Our 2022 organizational health priorities and performance were as follows:

+	Progress toward our goal to achieve balanced gender representation through all levels of the company globally by 2030 – see page 17 of this proxy statement for further details
+	Above median overall employee engagement score against benchmark
=	Make significant progress toward full operational independence from our former parent company (e.g., exit transition service agreements and implement the enterprise resource planning system)

Overall performance for the organizational health priorities was 125%.

58

Compensation Discussion and Analysis

2022 Annual Incentive Payouts

The table below shows the 2022 payouts to the NEOs under the 2022 AIP. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table on page 63.

Named Executive Officer	Base Salary ($)*	Annual Incentive Target (%)	Annual Incentive Target ($)*	Company Scorecard Results (%)	Final Award ($)

Kevin Ali	1,225,000	125	1,531,250	120	1,837,500

Matthew Walsh	857,000	80	685,600	120	822,720

Susanne Fiedler**	692,224	80	553,779	120	664,535

Sandra Milligan, M.D.	750,000	80	600,000	120	720,000

Joseph Morrissey	710,000	80	568,000	120	681,600

*	Reflects base salary and annual incentive target, based on base salaries in effect as of December 31, 2022.

**	Ms. Fiedler’s compensation was paid in Swiss francs and has been converted to U.S. dollars based on an exchange rate of CHF 1 = USD 1.0816.

Long-Term Equity Incentives

Our LTI awards are designed to provide a compensation link to long-term shareholder value. LTI awards granted to NEOs in 2022 consisted of 50% PSUs, 25% RSUs and 25% NQSOs granted under the company’s 2021 Incentive Stock Plan. The LTI awards and their terms (other than the PSU performance goals) were approved in early 2022 because the Talent Committee delayed the finalization of the PSU performance goals until after the company’s strategic planning process was completed. The performance goals for the PSUs were approved in August 2022, following the Board’s annual strategy meeting in July 2022.

The annual LTI grants for 2022 include the following key elements designed to drive company performance and align with shareholder interests:

PSUs

●   50% of target LTI opportunity

●   Performance Goals: three-year cumulative free cash flow (weighted 70%) and three-year relative TSR (weighted 30%)

●   Threshold performance required for payout at 50% of target shares, with potential to earn up to 200% of target shares. Payout with respect to the relative TSR metric is capped at target if our absolute TSR over the performance period is negative

●   Three-year cliff vesting schedule, with vesting following conclusion of the applicable performance period and subject to continued service and achievement of the applicable performance goals

RSUs	● 25% of target LTI opportunity ● Three-year vesting schedule, with one-third vesting on each of the three anniversaries of the grant date

NQSOs	● 25% of target LTI opportunity ● Three-year vesting schedule, with one-third vesting on each of the three anniversaries of the grant date

59	2023 Proxy Statement

The 2022 LTI award values were determined after considering market data from Korn Ferry as well as individual performance. As 2022 reflected the first full year of equity grants by the company, the LTI award values reflect the initial positioning of both the company’s LTI awards and total target direct compensation relative to the competitive market. As shown on page 55, in accordance with the company’s compensation philosophy, a significant portion of each NEO’s total target direct compensation is delivered in the form of equity incentives. Once the target awards were established, the awards were allocated among PSUs, RSUs and NQSOs according to the weighting described above.

PSU Performance Metrics

As a new company that had just spun off from our former parent company, our 2021 PSU grants were designed to provide strong performance connection to the long-term value creation of the company. As a result, they were tied 100% to 3-year relative TSR compared to the companies in the NYSE Arca Pharmaceutical index.

For 2022, the Talent Committee selected three-year cumulative free cash flow as a second metric, weighted at 70%. The relative TSR weighting was reduced to 30% and each goal is measured independently of the other. These metrics were selected to complement the measures used in the 2022 AIP to provide a balanced executive compensation program that focuses on driving profitable growth while effectively managing capital allocation and the creation of long-term shareholder value.

Free cash flow for purposes of the 2022 PSUs is defined as net cash from operating activities minus net cash interest expense, cash taxes, change in net working capital, and capital expenses and excluding one-time costs associated with the separation from Merck as well as principal debt repayments, shareholder dividends and business development spending. The Talent Committee established the PSU free cash flow performance goals after considering the company’s long-term operating plan, with the goals designed to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals. For competitive reasons, we currently intend to disclose our free cash flow goals for the 2022 program at the end of the performance period, once our financial results are publicly available.

The table below summarizes the performance range and corresponding payout levels for the TSR portion of the awards.

2022 PSUs (performance period January 1, 2022 – December 31, 2024)
Relative TSR Performance Goals
Performance Objective	Threshold	Target**	Maximum

3-year TSR relative to NYSE Arca Pharmaceutical Index*	25th percentile	55th percentile	75th percentile

Payout	50%	100%	200%

*

Relative TSR compares Organon’s TSR over the three-year performance period to the TSR of the companies included in the NYSE Arca Pharmaceutical Index as of the beginning of the performance period, excluding any companies that are removed from the index because they cease to be publicly traded during the performance period. Relative TSR performance will be calculated based on the terms of the 2022 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for the 20 trading days preceding grant and an ending stock price calculated as the average company closing stock price for the 20 trading days preceding the end of the performance period.

**	Payout capped at target if TSR performance is negative.

Employment Arrangements

Prior to the spinoff, Merck entered into letter agreements with the NEOs appointing them, effective as of the spinoff, to their positions with Organon. The letter agreements describe the basic terms of the NEOs’ employment, including base salary, AIP and LTI targets. The letter agreements do not specify a period of employment, instead, the terms of the NEO’s employment are based on sustained good performance rather than contractual terms, and the company’s plans and policies, such as its severance plans, will apply as applicable.

The company maintains the Executive Severance Program (the “Severance Plan”) and the Executive Change in Control Severance Program (the “CIC Severance Plan”), which provide payments and benefits to certain eligible

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Compensation Discussion and Analysis

members of Organon’s management team, including each of the NEOs, in the event of a termination of employment in certain circumstances, including the departure of the NEO following a change in control of the company. The Talent Committee believes that it is appropriate to provide executives with the rewards and protections afforded by the plans and such plans reduce the need to negotiate individual severance arrangements with departing executives and protect our executives in the event of a termination for circumstances not of their doing. The Talent Committee also believes that these policies promote management independence and help retain, stabilize, and focus the executive officers in the event of a change in control. See the subsection titled “Potential Payments Upon Termination or Change in Control” for a description of the Severance Plan and CIC Severance Plan, and for more information regarding accelerated vesting under our stock-based award agreements.

Other Employee Benefits

Retirement and Health and Welfare Plans

Similar to Organon’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Savings plans help employees save and prepare financially for retirement. We maintain a non-qualified savings plan for certain U.S. employees, including each NEO other than Ms. Fiedler, pursuant to which participants can receive company contributions from Organon based on amounts that would have been contributed to Organon’s U.S. 401(k) plan but for certain contribution and compensation limits imposed by the Internal Revenue Code. Ms. Fiedler, who is based in Switzerland, participates in the Organon Pensionskasse Schweiz, a cash balance pension plan for Swiss employees (the “Swiss Savings Plan”). Health and welfare and paid time-off benefits help ensure that we have a healthy, productive and focused workforce.

Please see the 2022 Nonqualified Deferred Compensation Table for further information regarding Organon’s non-qualified savings plan and the 2022 Pension Benefits Table for further information regarding the Swiss Savings Plan, on pages 69 and 70.

Perquisites and Other Personal Benefits

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the Talent Committee believes are reasonable, appropriate and consistent with our executive compensation philosophy. Ms. Fiedler was entitled to benefits in connection with her relocation from Germany to Switzerland at the request of the company. Ms. Fiedler also receives an automobile allowance consistent with local practices.

Under certain circumstances, the Talent Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, due to regulatory considerations, Mr. Ali maintains residency in the United States as well as Switzerland. Because his residence in both the United States and Switzerland is deemed beneficial to Organon and supports the performance of his duties, Mr. Ali receives limited benefits related to his residency in Switzerland, such as housing reimbursements, tax compliance services, moving costs for the shipment of household items to the United States, miscellaneous relocation costs, and tax reimbursements relating to the housing and moving costs. Mr. Ali is not tax equalized by Organon for any income taxes due as a result of his residency in both the United States and Switzerland, although he receives legacy tax equalization payments from Merck associated with equity awards granted in 2020 and prior years because he received such grants in connection with his service to Merck, and such tax equalization payments are consistent with Merck’s historical policies. While Mr. Ali’s tax equalization payments are not obligations of Organon and relate to grants from his prior service rendered to Merck, such payments are included in the 2022 Summary Compensation Table because they were funded by Merck at the time of spinoff. Mr. Ali is responsible for the tax payments associated with his equity awards granted after 2020, all of which were granted after he relocated back to the United States and commenced services with Organon.

During 2021, Organon hired an outside security provider to perform a comprehensive security assessment with respect to Mr. Ali. Based on its security assessment, the outside security provider recommended certain home security services be provided to Mr. Ali as well as advanced intelligence monitoring, secure transportation and security personnel. Accordingly, Organon paid for certain security services for Mr. Ali. Because Organon believes it is in the best interests of Organon and its shareholders to protect Mr. Ali against possible security threats to him and his family members, Organon requires Mr. Ali to accept such personal security protection. Organon also

61	2023 Proxy Statement

believes that the costs of this security are appropriate and necessary. In addition, Mr. Ali’s immediate family members are also permitted to use Company vehicles that are available through the personal security protection program when available. We have reported the costs related to security services for Mr. Ali in the 2022 All Other Compensation Table. Mr. Ali has limited use of chartered aircraft and, when traveling for business, guests, including family members, may occasionally accompany him when he is using such aircraft for business purposes and such aircraft can accommodate them, in which case there is no additional aggregate incremental cost to Organon. Accordingly, no amount is reflected for such guest travel in the “All Other Compensation” column of the 2022 Summary Compensation Table. Personal use of the chartered aircraft by the CEO requires prior approval of the CFO and the General Counsel.

Please see the “All Other Compensation” column of the 2022 Summary Compensation Table for further information regarding the perquisites and personal benefits received by the NEOs with respect to 2022.

Other Compensation Practices

Executive Stock Ownership Guidelines

The Talent Committee believes that, in order to more closely align the interests of executives with the interests of Organon’s other shareholders, all executives should maintain a minimum level of equity interests in Organon’s common stock. The Talent Committee has adopted stock ownership guidelines requiring ownership of six times base salary for our CEO, three times base salary for members of our Executive Leadership Team other than our CEO, and one and one-half times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% (75% for our CEO) of the after-tax shares acquired upon exercise of NQSOs and vesting of PSUs and RSUs. Shares subject to unexercised NQSOs and unvested and unsettled PSUs and RSUs do not count for purposes of determining whether an executive is in compliance with the guidelines.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, we are permitted to seek reimbursement of incentive compensation in the event we determine that incentive compensation was based on results calculated by Organon in a materially inaccurate manner or if the Talent Committee determines that the covered executive has engaged in egregious conduct that is substantially detrimental to Organon (whether financially, reputationally or otherwise). The Talent Committee will review and modify the Clawback Policy to the extent required to conform to the listing rules of the NYSE once effective.

Hedging and Pledging

As part of our insider trading policy, we prohibit directors and specified key employees, including officers, from engaging in short sales, publicly traded options, hedging transactions and pledging of Organon common stock.

Talent Committee Report

Our Talent Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Talent Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Talent Committee

Carrie S. Cox (Chairman)

Ma. Fatima de Vera Francisco

Martha E. McGarry

Grace Puma

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Executive Compensation

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for 2022 and, to the extent required by SEC disclosure rules, 2021. As noted above, on June 2, 2021, Organon became an independent, publicly traded company as a result of the spinoff. Prior to the spinoff, our NEOs received compensation from Merck for service in 2021. Compensation paid by Merck is reflected in the 2021 Summary Compensation Table below; however, this table excludes any compensation under Merck’s pension plans and non-qualified deferred compensation plans, as such plans remain at Merck and we did not assume any liability with respect to such plans.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)		Total ($)

Kevin Ali	2022	1,203,769	—	8,734,018	2,249,992	1,837,500	—		922,671		14,947,950
Chief Executive Officer	2021	1,134,451	—	7,731,558	5,979,437	1,487,063	—		518,756	(6)	16,851,265

Matthew Walsh	2022	849,385	—	3,153,939	812,500	822,720	—		169,570		5,808,114
EVP and Chief Financial Officer	2021	825,055	—	2,808,152	2,179,784	692,160	—		53,338		6,558,489

Susanne Fiedler	2022	686,275	—	1,940,880	499,992	664,535	80,086		92,900		3,964,668
EVP and Chief Commercial Officer(7)	2021	672,948	—	1,611,914	1,257,861	569,423	178,727	(8)	265,716		4,556,589

Sandra Milligan, M.D.	2022	731,423	—	2,426,072	624,993	720,000	—		152,938		4,655,426
EVP and Head of Research and Development	2021	670,357	—	1,611,914	1,257,861	492,083	—		43,149		4,075,364

Joseph Morrissey(9)	2022	688,769	—	1,601,223	412,492	681,600	—		165,735		3,549,819
EVP and Head of Manufacturing and Supply

(1)

The amounts reported in this column represent the grant date fair value of PSUs and RSUs granted in the indicated fiscal year, calculated in accordance with ASC 718. The amounts included for the PSU awards are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. For the portion of the 2022 PSUs allocated to free cash flow, assuming the highest level of performance is achieved for the free cash flow portion of the 2022 PSU awards, the maximum value of these awards at the grant date would be as follows: Mr. Ali—$12,968,074; Mr. Walsh—$4,682,933; Ms. Fiedler—$2,881,784; Dr. Milligan—$3,602,208; and Mr. Morrissey—$2,377,470. For the relative TSR portion of the 2022 PSU awards, under ASC 718, the relative TSR vesting condition related to the grants is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed with respect to the TSR portion of the PSUs based on achievement of the underlying market condition. See Note 13 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2022 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.

(2)

The amounts reported in this column represent the grant date fair value of NQSO awards granted in the indicated fiscal year, calculated in accordance with ASC 718. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amounts reported for 2022 represent cash awards paid to the NEOs under the 2022 AIP.

(4)

The amount reported in this column for Ms. Fiedler for 2022 represents the change in her accumulated benefits under the Swiss Savings Plan. See Note 14 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating this amount.

63	2023 Proxy Statement

(5)

The following table summarizes the compensation and benefits included under All Other Compensation in the 2022 Summary Compensation Table that were awarded to, earned by, or paid to the NEOs for the fiscal year ending December 31, 2022.

All Other Compensation

Name	401(k) Plan Company Contributions ($)	U.S. Non-Qualified Savings Plan Company Contributions ($)(a)	Relocation Expenses ($)(b)	Tax Gross-Up ($)(b)	Automobile Allowance ($)	Security Services ($)(c)	Total ($)

Kevin Ali	13,725	376,353	179,651	246,890	—	106,052	922,671

Matthew Walsh	13,725	155,845	—	—	—	—	169,570

Susanne Fiedler	—	—	50,658	13,688	28,554	—	92,900

Sandra Milligan, M.D.	13,725	139,213	—	—	—	—	152,938

Joseph Morrissey	13,725	152,010	—	—	—	—	165,735

(a)

The amounts reported in this column consist of crediting for excess company (i) matching contributions in 2022 and (ii) retirement contributions for 2022 (with payments made in early 2023 per applicable 401(k) plan rules), that could not be made into the Organon U.S. 401(k) plan due to applicable IRS contribution limits.

(b)

As noted above, due to Mr. Ali’s dual residency in the United States and Switzerland, Mr. Ali received benefits relating to housing costs ($101,375), tax compliance services ($66,103), miscellaneous relocation costs, and tax reimbursements ($46,890) relating to housing costs, moving costs and Medicare, state and locality taxes. In addition, Mr. Ali also received legacy tax equalization payments ($200,000) from Merck associated with equity awards received in connection with Merck equity awards issued to him in and prior to 2020, which were funded by Merck at spinoff. As noted above, in connection with her relocation from Germany to Switzerland, Ms. Fiedler received benefits relating to tax compliance services ($25,421), miscellaneous relocation costs and tax reimbursements ($13,688) relating to company-paid relocation expenses. The benefits received by Mr. Ali and Ms. Fiedler were valued on the basis of the aggregate incremental cost to Organon and represent the amount accrued for payment or paid to the service provider or the executive, as applicable.

(c)

As noted above, during 2021, Organon performed a comprehensive safety assessment with respect to Mr. Ali. As a result of such assessment, Organon provided certain personal security services to Mr. Ali in 2022, which included a personal driver and vehicle ($82,052) and residential monitoring costs. The benefits received by Mr. Ali were valued on the basis of the aggregate incremental cost to Organon and represent the amount accrued for payment or paid to the service provider or Mr. Ali, as applicable.

(6)

The amount reported in the All Other Compensation column for Mr. Ali in 2021 has been updated to include an additional $63,642 representing additional personal costs relating to car and driver services that were inadvertently excluded from the 2021 Summary Compensation Table.

(7)	Ms. Fiedler’s compensation, with the exception of LTI awards, was paid in Swiss francs and has been converted to U.S. dollars based on an exchange rate of CHF 1 = USD 1.0816 for 2022.

(8)

The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for Ms. Fiedler in 2021 has been updated to include an additional $20,104 representing an increase in the present value of her accumulated benefit under the Swiss Savings Plan that was inadvertently excluded from the 2021 Summary Compensation Table.

(9)	Mr. Morrissey was not a Named Executive Officer in 2021.

2022 Grants of Plan-Based Awards Table

The following table provides information on the 2022 AIP and the PSUs, RSUs and NQSOs granted in 2022 to the NEOs. Awards were determined based on Organon’s stock price on the date of such grant.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin Ali			(2)	—	1,531,250	3,062,500	—	—	—	—	—	—	—

	3/31/2022	3/2/2022	(3)	—	—	—	—	—	—	64,414	—	—	2,249,981

	3/31/2022	3/2/2022	(4)	—	—	—	—	—	—	—	198,412	34.93	2,249,992

	8/9/2022	8/5/2022	(5)	—	—	—	71,679	143,357	286,714	—	—	—	6,484,037

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Executive Compensation

				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Matthew Walsh			(2)	—	685,600	1,371,200	—	—	—	—	—	—	—

	3/31/2022	3/2/2022	(3)	—	—	—	—	—	—	23,260	—	—	812,472

	3/31/2022	3/2/2022	(4)	—	—	—	—	—	—	—	71,649	34.93	812,500

	8/9/2022	8/5/2022	(5)	—	—	—	25,884	51,768	103,536	—	—	—	2,341,467

Susanne Fiedler			(2)	—	553,779	1,107,558	—	—	—	—	—	—	—

	3/31/2022	3/2/2022	(3)	—	—	—	—	—	—	14,314	—	—	499,988

	3/31/2022	3/2/2022	(4)	—	—	—	—	—	—	—	44,091	34.93	499,992

	8/9/2022	8/5/2022	(5)	—	—	—	15,929	31,857	63,714	—	—	—	1,440,892

Sandra Milligan, M.D.			(2)	—	600,000	1,200,000	—	—	—	—	—	—	—

	3/31/2022	3/2/2022	(3)	—	—	—	—	—	—	17,892	—	—	624,968

	3/31/2022	3/2/2022	(4)	—	—	—	—	—	—	—	55,114	34.93	624,993

	8/9/2022	8/5/2022	5)	—	—	—	19,911	39,821	79,642	—	—	—	1,801,104

Joseph Morrissey			(2)	—	568,000	1,136,000	—	—	—	—	—	—	—

	3/31/2022	3/2/2022	(3)	—	—	—	—	—	—	11,809	—	—	412,488

	3/31/2022	3/2/2022	(4)	—	—	—	—	—	—	—	36,375	34.93	412,492

	8/9/2022	8/5/2022	(5)	—	—	—	13,141	26,282	47,784	—	—	—	1,188,735

(1)

The amounts reported represent the grant date fair value associated with the grant of PSU, RSU and NQSO awards during 2022, as computed in accordance with ASC 718. In the case of the PSUs, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(2)

These amounts represent threshold, target and maximum cash award levels set in 2022 under the 2022 AIP. The amount actually paid to each NEO under the 2022 AIP is reported as Non-Equity Incentive Plan Compensation in the 2022 Summary Compensation Table on page 63.

(3)

Represents RSUs that vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(4)

Represents NQSOs that vest in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(5)

Represents the PSUs granted to the NEOs in 2022. These PSUs are scheduled to vest on December 31, 2024, subject to the achievement of the applicable performance goals relating to free cash flow and relative TSR over the January 1, 2022 through December 31, 2024 performance period. The number of units subject to PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same performance-based and service-based vesting conditions as the underlying PSUs.

65	2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each NEO on December 31, 2022.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Kevin Ali	5/2/2014		27,021	—	27.67	5/1/2024	—	—	—	—

	5/1/2015		60,281	—	28.44	4/30/2025	—	—	—	—

	5/10/2016		38,120	—	25.98	5/9/2026	—	—	—	—

	5/5/2017		72,063	—	30.40	5/4/2027	—	—	—	—

	5/4/2018		77,028	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		59,413	—	38.01	5/2/2029	—	—	—	—

	5/1/2020	(2)	42,385	21,193	36.91	4/30/2030	—	—	—	—

	5/1/2020	(3)	—	—	—	—	2,711	75,718	—	—

	3/31/2021	(4)	—	—	—	—	88,121	2,461,220	—	—

	5/4/2021	(2)	171,823	343,648	36.11	5/3/2031	—	—	—	—

	5/4/2021	(3)	—	—	—	—	44,319	1,237,830	—	—

	8/17/2021	(2)	44,642	89,286	35.38	8/16/2031	—	—	—	—

	8/17/2021	(5)	—	—	—	—	—	—	42,396	1,184,120

	3/31/2022	(2)	—	198,412	34.93	3/29/2032	—	—	—	—

	3/31/2022	(3)	—	—	—	—	64,414	1,799,083	—	—

	8/9/2022	(6)	—	—	—	—	—	—	143,357	4,003,961

Matthew Walsh	8/5/2020	(3)	—	—	—	—	22,347	624,152	—	—

	3/31/2021	(4)	—	—	—	—	33,044	922,919	—	—

	5/4/2021	(2)	64,434	128,868	36.11	5/3/2031	—	—	—	—

	5/4/2021	(3)	—	—	—	—	16,620	464,197	—	—

	8/17/2021	(2)	14,880	29,762	35.38	8/16/2031	—	—	—	—

	8/17/2021	(5)	—	—	—	—	—	—	14,132	394,707

	3/31/2022	(2)	—	71,649	34.93	3/29/2032	—	—	—	—

	3/31/2022	(3)	—	—	—	—	23,260	649,652	—	—

	8/9/2022	(6)	—	—	—	—	—	—	51,768	1,445,880

66

Executive Compensation

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Susanne Fiedler	5/10/2016		26,123	—	25.98	5/9/2026	—	—	—	—

	5/5/2017		45,039	—	30.40	5/4/2027	—	—	—	—

	5/4/2018		46,215	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		35,647	—	38.01	5/2/2029	—	—	—	—

	5/1/2020	(2)	33,908	16,955	36.91	4/30/2030	—	—	—	—

	5/1/2020	(3)	—	—	—	—	2,168	60,552	—	—

	3/31/2021	(4)	—	—	—	—	19,827	553,768	—	—

	5/4/2021	(2)	38,660	77,320	36.11	5/3/2031	—	—	—	—

	5/4/2021	(3)	—	—	—	—	9,973	278,546	—	—

	8/17/2021	(2)	7,440	14,881	35.38	8/16/2031	—	—	—	—

	8/17/2021	(5)	—	—	—	—	—	—	7,066	197,353

	3/31/2022	(2)	—	44,091	34.93	3/29/2032	—	—	—	—

	3/31/2022	(3)	—	—	—	—	14,314	399,790	—	—

	8/9/2022	(6)	—	—	—	—	—	—	31,857	889,766

Sandra Milligan, M.D.	5/10/2016		48,931	—	25.98	5/9/2026	—	—	—	—

	5/5/2017		63,054	—	30.40	5/4/2027	—	—	—	—

	5/4/2018		53,919	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		41,589	—	38.01	5/2/2029	—	—	—	—

	5/1/2020	(2)	29,669	14,835	36.91	4/30/2030	—	—	—	—

	5/1/2020	(3)	—	—	—	—	1,899	53,039	—	—

	3/31/2021	(4)	—	—	—	—	19,827	553,768	—	—

	5/4/2021	(2)	38,660	77,320	36.11	5/3/2031	—	—	—	—

	5/4/2021	(3)	—	—	—	—	9,973	278,546	—	—

	8/17/2021	(2)	7,440	14,881	35.38	8/16/2031	—	—	—	—

	8/17/2021	(5)	—	—	—	—	—	—	7,066	197,353

	3/31/2022	(2)	—	55,114	34.93	3/29/2032	—	—	—	—

	3/31/2022	(3)	—	—	—	—	17,892	499,724	—	—

	8/9/2022	(6)	—	—	—	—	—	—	39,821	1,112,201

67	2023 Proxy Statement

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Joseph Morrissey	5/2/2014		46,323	—	27.67	5/1/2024	—	—	—	—

	5/1/2015		52,132	—	28.44	4/30/2025	—	—	—	—

	5/10/2016		57,177	—	25.98	5/9/2026	—	—	—	—

	5/5/2017		45,039	—	30.40	5/4/2027	—	—	—	—

	5/4/2018		30,810	—	27.44	5/3/2028	—	—	—	—

	5/3/2019		23,765	—	38.01	5/2/2029	—	—	—	—

	5/1/2020	(2)	23,311	11,656	36.91	4/30/2030	—	—	—	—

	5/1/2020	(3)	—	—	—	—	1,490	41,616	—	—

	3/31/2021	(4)	—	—	—	—	14,319	399,930	—	—

	5/4/2021	(2)	27,921	55,843	36.11	5/3/2031	—	—	—	—

	5/4/2021	(3)	—	—	—	—	7,203	201,180	—	—

	8/17/2021	(2)	7,440	14,881	35.38	8/16/2031	—	—	—	—

	8/17/2021	(5)	—	—	—	—	—	—	7,066	197,353

	3/31/2022	(2)	—	36,375	34.93	3/29/2032	—	—	—	—

	3/31/2022	(3)	—	—	—	—	11,809	329,825	—	—

	8/9/2022	(6)	—	—	—	—	—	—	26,282	734,056

(1)	The market value of shares or units of stock that have not vested reflects a stock price of $27.93, our closing stock price on December 30, 2022, the last trading day of 2022.

(2)

This NQSO vests in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(3)

This RSU vests in three substantially equal annual installments on each of the first through third anniversaries of the grant date, subject to the NEO’s continued employment through each applicable vesting date.

(4)	This RSU vests on December 31 of the third year of the applicable vesting period, subject to the NEO’s continued employment through the vesting date.

(5)

These PSUs are scheduled to vest on August 16, 2024, subject to the achievement of the threshold performance goals relating to Organon’s relative TSR over the August 17, 2021 through August 16, 2024 performance period.

(6)

These PSUs are scheduled to vest on December 31, 2024, subject to the achievement of the applicable performance goals relating to free cash flow and relative TSR over the January 1, 2022 through December 31, 2024 performance period.

68

Executive Compensation

2022 Option Exercises and Stock Awards Vested Table

The table below shows the aggregate number of shares of Organon common stock acquired during 2022 upon the vesting of RSU and PSU awards. None of the NEOs exercised any NQSOs during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kevin Ali	42,027	1,436,645

Matthew Walsh	30,653	993,713

Susanne Fiedler	17,449	609,962

Sandra Milligan, M.D.	18,893	664,194

Joseph Morrissey	13,709	473,366

2022 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)

Kevin Ali	—	376,353	(19,114)	—	436,106

Matthew Walsh	—	155,845	(7,381)	—	174,344

Susanne Fiedler(2)	—	—	—	—	—

Sandra Milligan, M.D.	—	139,213	(4,163)	—	152,176

Joseph Morrissey	—	152,010	(6,269)	—	185,423

(1)

These amounts are included in the “All Other Compensation” column in the 2022 Summary Compensation Table on page 63. The amounts reported in this column consist of crediting for excess company (i) matching contributions in 2022 and (ii) retirement contributions earned in 2022 (with payments made in early 2023 per applicable 401(k) plan rules), that could not be made into the Organon U.S. 401(k) plan due to applicable IRS contribution limits.

(2)	Ms. Fiedler does not participate in the NQ Savings Plan (as defined below) as she does not reside in the U.S.

Narrative to 2022 Nonqualified Deferred Compensation Table

We maintain a non-qualified savings plan (the “NQ Savings Plan”) for certain of our employees on U.S. payroll, including each of our NEOs other than Ms. Fiedler. Under the NQ Savings Plan, participants receive credits equal to the company contributions that a participant would have received under Organon’s U.S. 401(k) plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, assuming the participant had contributed to the Organon U.S. 401(k) plan at least 6% of “Total Pay” (as defined in Organon’s U.S. 401(k) plan) in respect of compensation that exceeds applicable compensation limits imposed by the Internal Revenue Code.

Participants are generally permitted to choose from among the mutual funds available for investment under Organon’s U.S. 401(k) plan for purposes of determining the imputed earnings, gains, and losses applicable to their NQ Savings Plan accounts. The NQ Savings Plan is unfunded. Participants may specify the timing of initiating the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to 15 years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual installments over a period of up to 15 years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election.

69	2023 Proxy Statement

2022 Pension Benefits Table

The following table provides information regarding Ms. Fiedler’s pension benefits under the Swiss Savings Plan as of December 31, 2022.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Susanne Fiedler	Organon Pensionskasse Schweiz	2	288,675	—

(1)

The present value of Ms. Fiedler’s accumulated benefit as of December 31, 2022, shown in dollars, was converted from Swiss francs based on an exchange rate of CHF 1 = USD 1.0816. See Note 14 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating this amount.

Ms. Fiedler participated in the Swiss Savings Plan, a cash balance-based pension arrangement, under which Organon contributes an annual amount on behalf of each participant based on such participant’s salary, bonus and age. Participants may also make contributions based on their salary, bonus and age. Additionally, participants are credited with interest at a rate of 3.5% (or, if higher, the minimum interest credit rate required under applicable Swiss law). Payments to participants are based on accumulated capital in the participant’s plan account and may be taken as a lump sum or annuity at normal retirement, beginning at age 64 for women and age 65 for men. Participants may also elect to receive a reduced benefit beginning at age 58 in the event of early retirement.

Potential Payments Upon Termination or Change in Control

In connection with the spinoff, Organon adopted the Severance Plan. The Severance Plan provides payments and benefits to certain eligible members of Organon’s management team, including each of the NEOs, in the event of a termination of employment without cause (as defined in the Severance Plan). Payments and benefits under the Severance Plan are conditioned upon execution of a release of claims, which may contain restrictive covenants, and include (i) a lump sum cash payment in an amount equal to 1.0 times (or 2.0 times in the case of the CEO) the sum of the executive officer’s annual base salary and target annual cash incentive opportunity, (ii) with respect to a termination of employment that occurs between June 30th and December 31st of the calendar year, a pro-rata annual cash incentive payment based on the executive officer’s target incentive opportunity for the year of termination and (iii) subsidized medical and dental coverage for up to 12 months (or 24 months in the case of the CEO); provided, that with respect to participants who were previously employed by Merck or any of its subsidiaries immediately prior to the spinoff, (A) the amount described in clause (i) will be no less than a certain number of weeks’ worth of base salary determined based on the participant’s number of years of continuous service with Merck and Organon as of the termination date and (B) if such participants have 20 or more complete years of continuous service with Merck and Organon, then they will be eligible to receive the subsidized medical and dental coverage described in clause (iii) for up to 78 weeks. The Severance Plan does not provide for any payments or benefits upon a termination for cause or any resignation of an eligible employee’s employment. Furthermore, severance payments and benefits are subject to forfeiture in the event an employee breaches any obligations of his or her terms and conditions of employment or makes any false or misleading statements about Organon or any of its affiliates or their products, officers or employees to competitors, customers, potential customers or to current employees or former employees.

In addition to the Severance Plan, Organon also adopted the CIC Severance Plan. The CIC Severance Plan provides “double trigger” severance payments and benefits to eligible employees, including the executive officers, in the event of a termination of employment without cause or a resignation for good reason (each as defined in the CIC Severance Plan) during the two-year period following a change in control (as defined in the CIC Severance Plan). Payments and benefits under the CIC Severance Plan are conditioned upon execution of a release of claims and include (i) a lump sum cash payment in an amount equal to 2.0 times the sum of the executive officer’s annual base salary and target annual cash incentive opportunity, (ii) a pro-rata annual cash incentive payment based on the executive officer’s target incentive opportunity for the year of termination, and (iii) a lump sum cash payment intended to offset the costs of continued medical and dental coverage for up to 24 months.

70

Executive Compensation

Under the terms of the Severance Plan and the CIC Severance Plan, if the payments and benefits to an NEO under the Severance Plan, CIC Severance Plan or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

The table below sets forth Organon’s payment obligations pursuant to the terms of the Severance Plan or CIC Severance Plan, as applicable, under the circumstances described below, assuming each NEO’s employment had been terminated on December 31, 2022. For a description of the value of stock-based awards held by the NEOs that are subject to vesting upon a termination of employment, see the subsection titled Accelerated Vesting of Stock-Based Awards below.

Name	Type of Payment or Benefit(1)	Termination Without Cause ($)		Termination Without Cause or Resignation For Good Reason in Connection With Change in Control ($)

Kevin Ali	Severance Pay	5,512,500	(2)	5,512,500	(5)

	Pro-Rated Annual Incentive(3)	1,531,250		1,531,250

	Welfare Benefits Continuation(4)	55,583		63,084

Matthew Walsh	Severance Pay	1,542,600	(2)	3,085,200	(5)

	Pro-Rated Annual Incentive(3)	685,600		685,600

	Welfare Benefits Continuation(4)	27,429		63,084

Susanne Fiedler(6)	Severance Pay	1,600,401	(2)	2,504,976	(5)

	Pro-Rated Annual Incentive(3)	556,661		556,661

	Welfare Benefits Continuation(4)	—		—

Sandra Milligan, M.D.	Severance Pay	1,350,000	(2)	2,700,000	(5)

	Pro-Rated Annual Incentive(3)	600,000		600,000

	Welfare Benefits Continuation(4)	27,324		63,084

Joseph Morrissey	Severance Pay	1,633,000	(2)	2,556,000	(5)

	Pro-Rated Annual Incentive(3)	568,000		568,000

	Welfare Benefits Continuation(4)	27,285		63,084

(1)

Under the terms of the Severance Plan and the CIC Severance Plan, if the payments and benefits to an NEO under the Severance Plan, CIC Severance Plan or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Severance Plan or the CIC Severance Plan.

(2)

For NEOs other than Ms. Fiedler and Mr. Morrissey, this amount represents a cash payment in an amount equal to 1.0 times (or 2.0 times in the case of Mr. Ali) the sum of the executive officer’s annual base salary and target annual cash incentive opportunity. With respect to Ms. Fiedler and Mr. Morrissey, this amount represents 78 weeks’ base salary and target annual incentive opportunity.

(3)

Represents a pro-rata annual cash incentive payment based on the NEO’s target incentive opportunity for the year of termination. Amounts reported in this row have not been pro-rated, as this table assumes that the NEO’s employment was terminated on December 31, 2022.

(4)

Represents the incremental cost of subsidized medical and dental coverage for (i) with respect to a termination without cause, 12 months (or 24 months in the case of Mr. Ali) and (ii) with respect to a termination without cause or resignation for good reason within two years following a change in control. Organon does not sponsor medical or dental plans in Switzerland and, accordingly, Ms. Fiedler is not entitled to subsidized medical and dental coverage upon a termination of employment.

(5)	Represents a cash payment in an amount equal to 2.0 times the sum of the NEO’s annual base salary and target annual cash incentive opportunity.

(6)	Amounts for Ms. Fiedler have been converted to U.S. dollars based on an exchange rate of CHF 1 = USD 1.0816.

71	2023 Proxy Statement

Accelerated Vesting of Stock-Based Awards

The table below sets forth the value of Organon’s obligations upon the vesting of the stock-based awards held by our NEOs as described below and assumes that the triggering event took place on December 31, 2022.

Name	Type of Payment or Benefit	Involuntary Termination (not for poor performance)/ Termination Without Cause/Retirement ($)(1)(5)	Death/Disability ($)(2)(5)	Sale ($)(3)(5)	Involuntary Termination Following a Change in Control ($)(4)(5)

Kevin Ali	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	1,568,958	1,568,958	2,295,848	5,109,482

	RSU Accelerated Vesting	2,573,889	4,240,181	4,374,462	5,573,850

Matthew Walsh	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	555,928	555,928	800,579	1,816,617

	RSU Accelerated Vesting	1,189,714	2,179,329	2,227,818	2,660,919

Susanne Fiedler	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	327,373	327,373	453,230	1,078,479

	RSU Accelerated Vesting	611,762	996,290	1,026,130	1,292,656

Sandra Milligan, M.D.	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	393,252	393,252	523,816	1,305,374

	RSU Accelerated Vesting	631,771	1,014,629	1,051,928	1,385,077

Joseph Morrissey	NQSO Accelerated Vesting	—	—	—	—

	PSU Accelerated Vesting	281,256	281,256	403,817	919,648

	RSU Accelerated Vesting	450,810	728,049	752,667	972,551

(1)

Under the terms of the applicable award agreements, upon the NEO’s involuntary termination (not for poor performance), termination without cause or retirement, a pro-rated portion of the RSU award will vest, and a pro-rated portion of the PSU award will vest based upon actual performance.

(2)

Under the terms of the applicable award agreements, upon the NEO’s death or disability, (i) PSUs and RSUs granted by Merck in 2021 that were converted into time-based Organon RSUs will vest in full and (ii) a pro-rated portion of the PSUs, RSUs and NQSO awards granted by Organon will vest, based upon actual performance with respect to PSU awards.

(3)

Under the terms of the applicable award agreements, upon a termination of the NEO’s employment following a sale of the subsidiary, division or joint venture of the entity by whom the NEO is employed, (i) the award will vest with respect to one-third of the shares subject to the award, in the case of a termination less than one year following the grant date, and (ii) the award will vest in full upon such termination of employment, in the case of a termination that occurs on or after the one-year anniversary of the grant date, in each case, based upon actual performance with respect to PSU awards.

(4)

Under the terms of the applicable award agreements, the award will fully vest upon an involuntary termination of the NEO’s employment prior to the second anniversary of the closing of a change in control. PSU awards are converted to time-based RSU awards upon a change in control, based on (i) target performance with respect to PSUs granted in 2022 and (ii) with respect to PSUs granted in 2021, target performance in the case of a change in control that occurs during the first year of the performance period and based on actual relative TSR through the date of the change in control in the case of a change in control that occurs after the first year of the performance period. In addition, the converted Merck awards would vest upon a change in control of Merck. If such a change in control had occurred on December 31, 2022, the value attributable to the vesting of such awards held by Mr. Ali, Mr. Walsh, Ms. Fiedler, Dr. Milligan and Mr. Morrissey would have been $2,461,220, $922,919, $553,768, $553,768 and $399,930, respectively.

(5)	Amounts in this table have been calculated based on a stock price of $27.93, our closing stock price on December 30, 2022, the last trading day of 2022.

72

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO and (3) the ratio of those two numbers. Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare Organon’s ratio to the ratios of other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the company’s performance against the pre-established performance goals.

Median Total Annual Compensation

We used base salary as of December 1, 2022, to identify the employee with the median total annual compensation (excluding our CEO). For this purpose, we annualized base salary for all full- and part-time employees (excluding our CEO) hired after January 1, 2022, and employed as of December 1, 2022. We converted foreign currency to USD based on the spot foreign exchange rate as of December 1, 2022.

Exemptions

Total Employees Before and After De Minimis Exemption

Organon’s employee population as of December 1, 2022, included 1,654 employees (16%) in the United States and 8,599 employees (84%) outside the United States. After excluding 511 employees in 20 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 9,742 employees globally.

Excluded Under De Minimis Exemption

Country	Number of Employees
Algeria	21
Bahrain	3
Bosnia and Herzegovina	2
Cyprus	2
Dominican Republic	2
Egypt	112
Greece	3
Hungary	18
Indonesia	208
Latvia	1
Lithuania	1
Malaysia	41
Morocco	8
North Macedonia	1
Philippines	23
Qatar	8
Serbia	10
Slovakia	2
Turkey	31
Ukraine	14
Total	511

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation Table requirements for calculating total annual compensation was $78,674. The total annual compensation for our CEO, as reflected in the 2022 Summary Compensation Table, was $14,947,950. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 190 to 1.

73	2023 Proxy Statement

Pay vs. Performance

In
accordance with Item 402(v) of
Regulation
S-K, we
are providing the following information regarding the relationship between compensation of our chief executive officer (“CEO” or “PEO” as used in the tables) and other named executive officers (“NEOs”) and certain financial performance measures of Organon. For further information on Organon’s pay-for-performance
philosophy and how executive compensation aligns with the company’s performance, refer to the CD&A section of this proxy statement.
Pay vs. Performance Table

	Summary Compensation Table Total for CEO (1&2)	Compensation Actually Paid to CEO (1&3)	Average Summary Compensation Table Total for Other NEOs (1&2)	Average Compensation Actually Paid to Other NEOs (1&3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (5)	Adjusted EBITDA (millions) (6)
Year					Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$14,947,950	$11,545,679	$4,494,507	$3,674,529	$79.65	$120.52	$917	$2,232

2021	$16,851,265	$14,184,460	$4,825,849	$4,013,436	$83.72	$114.88	$1,351	$1,441

1	Kevin Ali served as the company’s CEO for the entirety of 2021 and 2022 and the company’s other NEOs for the applicable years were as follows:

Year	Other NEOs

2022	Matthew Walsh, Susanne Fiedler, Sandra Milligan, M.D., Joseph Morrissey

2021	Matthew Walsh, Susanne Fiedler, Sandra Milligan, M.D., Deborah Telman

2
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Ali and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs.

3
To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Ali and for the average of the other NEOs is set forth in the following table. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

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Pay vs. Performance

Reconciliation from Summary Compensation Table to Compensation Actually Paid

	CEO		Other NEO Average (f)
	2022	2021	2022	2021

Summary Compensation Table Total (a)	$14,947,950	$16,851,265	$4,494,507	$4,825,849

Less: Reported Fair Value of Equity Awards (b)	$10,984,010	$13,710,995	$2,868,023	$3,336,683

Less: Reported Change in Pension Value (c)	$0	$0	$20,022	$44,682

Add: Year-End Fair Value of Equity Awards Granted in the Year (d)	$8,321,063	$11,388,323	$2,172,703	$2,783,489

Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (d)	$348,186	($88,844)	$96,889	($82,426)

Add: Change in Fair Value of Outstanding and Unvested Equity Awards (d)	($1,244,644)	($386,466)	($310,885)	($234,305)

Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$157,134	$131,177	$51,464	$45,496

Add: Service Cost and Prior Service Cost For Benefit and Actuarial Pension Plans (e)	$0	$0	$57,896	$56,698

Compensation Actually Paid	$11,545,679	$14,184,460	$3,674,529	$4,013,436

(a)	Represents “Total Compensation” as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)	Represents the aggregate grant date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(c)
Represents the aggregate change in actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the applicable year, calculated using the same methodology as used in the company’s financial statements under generally accepted accounting principles.

(d)
In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured starting with the date that Organon’s common stock became publicly traded in June 2021, and subsequently as of each vesting date and as of the end of each fiscal year, as applicable, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are materially consistent with those used to estimate fair value at grant under U.S. GAAP.

For options, a lattice valuation model was used to estimate the fair value as of the various measurement dates. For market-based restricted stock units, fair values were estimated using a Monte Carlo simulation model. See “Stock-Based Compensation Plans” in the Notes to Consolidated Financial Statements contained in the company’s Annual Report on
Form 10-K for
the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

(e)
Represents
the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the company’s financial statements under generally accepted accounting principles.

(f)	See footnote 1 above for the other NEOs included in the average for each year.

4
The amounts reflect the cumulative total shareholder return of Organon common stock (column (f)) and the NYSE Arca Pharmaceutical Index (column (g)) at the end of each fiscal year. In each case, the comparison assumes an initial investment of $100 on June 3, 2021 (the day on which regular-way trading of Organon common stock commenced) in our common stock, and reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance. Because we were not an independent company prior to the spinoff, we have assumed a $100 investment as of the first day of regular trading of our stock following the spinoff.

5	The dollar amounts reported represent the net income reflected in Organon’s audited financial statements for the applicable year.

6
While we use numerous financial and
non-financial
performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in Organon’s assessment, represents the most important performance measure used to link compensation actually paid to NEOs to company performance in 2022. See Appendix A of this proxy statement for a reconciliation of Adjusted EBITDA used for purposes of determining the AIP, a non-GAAP
measure, to the most directly comparable GAAP measure. The 2022 Adjusted EBITDA reported within this table differs from the Adjusted EBITDA amount reported in our fiscal year end 2022 earnings release filed with the SEC on February 16, 2023, which was adjusted to include the impact of foreign currency exchange rates and certain business development expenses. $1.441B represents the Adjusted EBITDA for the post-spin period from June to December 2021 (see page 53 of our 2022 proxy statement).

75	2023 Proxy Statement

Pay vs. Performance Table Discussion and Analysis
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table above.
Relationship Between Compensation Actually Paid (CAP) to CEO and Other NEOs (Average) vs. Cumulative TSR of Company and the Peer Group
The following chart shows the relationship between CAP to our CEO and average CAP to our other NEOs, and Organon’s TSR, as well as the relationship between Organon’s TSR and the TSR of our peer group (the NYSE Arca Pharmaceutical Index). We believe the CAP in each of the years reported above and over the cumulative period are reflective of the Talent Committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals. The CD&A describes in greater detail the Talent Committee’s emphasis on ”pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial objectives as well as shareholder value creation.

Relationship Between Compensation Actually Paid (CAP) to CEO and Other NEOs (Average) vs. Net Income and Adjusted EBITDA
The following chart shows the relationship between CAP to our CEO and average CAP to our other NEOs, and Organon’s Net Income and Adjusted EBITDA. Organon does not currently utilize Net Income as a metric in any of our incentive programs for our CEO and other NEOs. Meanwhile, Adjusted EBITDA is a component of the AIP and our performance against Adjusted EBITDA goals impacts the value of CAP. However, due to our spinoff from Merck in June 2021, the movement in our Adjusted EBITDA from a seven-month post-spin period in 2021 to a full year in 2022 is not necessarily aligned with the aggregate CAP value. As required under SEC rules, CAP reflects the change in fair value of the equity awards granted to our CEO and other NEOs through the vesting date and fiscal year-end date, which is most greatly influenced by changes in our stock price, and may not correlate to our Net Income or Adjusted EBITDA performance in a given year.

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Pay vs. Performance

(1)	2021 Adjusted EBITDA of $1,441M used for purposes of determining the AIP awards only reflects the post-spin period from June to December 2021 (see page 53 of our 2022 proxy statement).
Most Important Company Performance Measures for Determining Executive Compensation
Below is a list of financial performance measures, which in the company’s assessment represent the most important financial performance measures used by the company to link compensation actually paid to the NEOs for 2022. Please see the CD&A (beginning on page 50 for a further description of these metrics and how they are used in the company’s executive compensation program, including the AIP and 2022 PSUs:

•	Adjusted EBITDA

•	Relative TSR

•	Constant Currency Revenue

77	2023 Proxy Statement

Equity Compensation Plan Information

The following table summarizes information about Organon’s equity compensation plans as of the close of business on December 31, 2022. The table does not include information about tax qualified plans such as the Organon U.S. 401(k) plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(#)

Equity compensation plans approved by security holders(1)	10,263,296	34.34	(2)	23,883,141

Equity compensation plans not approved by security holders	—	—		—

Total	10,263,296	34.34		23,883,141

(1)	Reflects NQSOs, PSUs (assumed payout at 100% of target), and RSUs under the Organon & Co. 2021 Incentive Stock Plan.

(2)	PSUs and RSUs are excluded when determining the weighted-average exercise price of outstanding options, warrants, and rights.

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Proposal 3 Ratify the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2023

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of Organon’s independent registered public accounting firm (the “independent auditors”). The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent auditors with respect to our operations for the year ending December 31, 2023, subject to ratification by shareholders. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for Organon since its retention in 2019, its independence with respect to the services to be performed, and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the determination of the fees associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to re-engage the independent auditors.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditors is in the best interests of Organon and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PwC. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present during the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table presents fees for professional audit and other services rendered by PwC, our independent auditors, for the years ended December 31, 2022 and 2021. Prior to the spinoff, Merck paid PwC for audit fees, audit-related fees, tax fees and all other fees related to services PwC provided to Organon.

	2022	2021
Type of Payment or Benefit	($ in thousands)

Audit Fees(1)	12,655	12,438

Audit-Related Fees(2)	1,104	279

Tax Fees(3)	611	217

All Other Fees(4)	—	1

Total Fees	14,370	12,935

(1)	Fees for the audit of annual financial statements, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.

(2)

Fees for audit-related services primarily related to due diligence for mergers and acquisitions, accounting consultations, attestation services related to financial reporting that are not required by statute or regulation, other audit-related reviews, and agreed-upon procedures.

(3)	Fees for tax services reported above included an insignificant amount for tax compliance services.

(4)	Consists of fees not included in the Audit, Audit-Related or Tax categories, including fees for miscellaneous permissible products and services as reported above.

79	2023 Proxy Statement

All fees describe above were approved in advance by the Audit Committee specifically or pursuant to pre-approval procedures similar to those outlined below.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of non-audit services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND
THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT
OF PRICEWATERHOUSECOOPERS LLP AS ORGANON’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2023.

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Audit Committee Report

The Audit Committee is made up entirely of independent directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements and is available on our website at https://www.organon.com/about-organon/leadership/corporate-governance/.

During 2022, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of Organon’s financial management, the independent auditors, and internal auditors. In addition, the Audit Committee held separate private sessions as necessary with senior management, the independent auditors, and internal audit.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of Organon’s accounting principles, the clarity of its disclosures, as well as other matters that are required to be discussed by the PCAOB and SEC. Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Organon’s Annual Report on Form 10-K filed with the SEC.

Audit Committee

Shalini Sharp (Chair)

Alan Ezekowitz

Deborah Leone

Cynthia M. Patton

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Organon (including any future filings) under the Securities Act or the Exchange Act, except to the extent Organon specifically incorporates such report by reference therein.

Additional information about the Audit Committee and its responsibilities may be found on page 14 of this proxy statement.

81	2023 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Organon & Co. 2023 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, June 6, 2023, at 9:00 a.m., Eastern Daylight Time

Location:	Via webcast at www.virtualshareholdermeeting.com/OGN2023

Record Date:	April 10, 2023

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in Organon’s future. You do not need to attend the Annual Meeting webcast to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More Information	Board’s Recommendation	Broker Discretionary Voting Allowed?	Votes Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1	Election of Directors	Page 28	FOR each Nominee	No	Majority of votes cast	Do not count (no effect)	Do not count (no effect)

Proposal 2	Approve, on a Non-Binding Advisory Basis, the Compensation of Organon’s Named Executive Officers	Page 44	FOR	No	Majority of the shares present and entitled to vote	Count as vote “against”	Do not count (no effect)

Proposal 3	Ratify the Appointment of PricewaterhouseCoopers LLP as Organon’s Independent Registered Public Accounting Firm for 2023	Page 79	FOR	Yes	Majority of the shares present and entitled to vote	Count as vote “against”	Do not count (no effect)

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of Organon at the close of business on April 10, 2023, the record date, and are entitled to vote at the Annual Meeting.

This proxy statement and the Annual Report, along with either a proxy card, a voting instruction form, or a Notice of Internet Availability of Proxy Materials, as applicable (collectively, the “Proxy Materials”), are being distributed to shareholders beginning on April 27, 2023. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting webcast to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with Organon’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by Organon.

82

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form that the institution provides to you. You may also vote your shares via telephone or the Internet by following the specific instructions the institution provides to you for that purpose.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you properly submit a signed proxy card or submit your proxy by telephone or the Internet, but do not specify how you want to vote your shares on a particular proposal, then the named proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement.

In accordance with applicable stock exchange rules, if you hold your shares through a brokerage account and you fail to provide voting instructions to your broker, your broker may generally vote your uninstructed shares of our common stock in its discretion on routine matters at a shareholder meeting. However, a broker cannot vote shares of our common stock held in street name on non-routine matters unless the broker receives voting instructions from the shareholder. Generally, if a broker exercises this discretion on routine matters at a shareholder meeting, a shareholder’s shares will be voted on the routine matter in the manner directed by the broker but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the shareholder meeting. Proposal 1 (election of directors), and Proposal 2 (approval, on a non-binding, advisory basis, of the company’s Named Executive Officer compensation) are considered non-routine matters. Proposal 3 (ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm) is considered a routine matter.

Consequently, if you hold your shares in street name through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on Proposal 1, Proposal 2, or on any other business as may properly come before the Annual Meeting. If your broker exercises this discretion on Proposal 3, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1 and Proposal 2 at the Annual Meeting.

What constitutes a quorum?

As of the record date, April 10, 2023, 255,061,586 shares of Organon common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the Annual Meeting?

To increase shareholder accessibility, be fiscally and environmentally responsible, and support the health and well-being of our employees and shareholders, the Annual Meeting will be conducted exclusively online without an option for physical attendance.

All shareholders as of the record date, April 10, 2023, may attend the Annual Meeting via webcast, vote their shares, and ask questions through an online meeting platform. To participate in the Annual Meeting, you should visit www.virtualshareholdermeeting.com/OGN2023 and enter the 16-digit control number included on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Access to the meeting platform will begin at 8:45 a.m. (Eastern Daylight Time).

83	2023 Proxy Statement

Guests may also access the Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

Why is the Annual Meeting a virtual, online meeting?

We are pleased to host the meeting using a virtual format, which we believe will facilitate shareholder attendance and participation at our Annual Meeting by enabling shareholders to safely and fully participate from any location around the world, without the cost of travel. We designed the virtual Annual Meeting to provide the same rights and opportunities to participate as shareholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. For example, we have allotted time on the agenda to respond to questions submitted to shareholders. For additional information, see “How do I ask questions or participate in the Annual Meeting?” below.

How do I ask questions or participate in the Annual Meeting?

You will have multiple opportunities to submit questions for the Annual Meeting:

•

Shareholders may submit appropriate questions in advance of the meeting by visiting www.proxyvote.com, entering their 16-digit control number, and selecting the “Submit a Question” option. We encourage you to submit questions in advance of the meeting to ensure thoughtful responses from management and the Board.

•

Shareholders may submit appropriate questions in real-time during the meeting by entering a question in the “Enter a Question” field and clicking the “Submit” on the Ask a Question section of the website www.virtualshareholdermeeting.com/OGN2023.

We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially related questions, we may group such questions together and provide a single response to avoid repetition.

If we are unable to respond during the meeting, we may also respond directly to a particular shareholder using the contact information provided. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in “How do I vote?” below.

Guests without a 16-digit control number may attend the meeting in listen-only mode but will not have the option to vote their shares, ask questions or otherwise participate in the Annual Meeting.

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, technical support will be available during this time and will remain available until the virtual Annual Meeting has ended. See “How do I access technical support at the Annual Meeting?” below.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. If you received paper copies of the Proxy Materials, complete, sign, and date the card and return it in the prepaid envelope.

•

Via the Internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The Internet voting will close at 11:59 p.m. Eastern Daylight Time on June 5, 2023.

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•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 5, 2023.

•	By QR code. You may vote by scanning the QR code in the Notice of Annual Meeting with your mobile device (may require free app).

•	During the Annual Meeting. All shareholders may vote during the Annual Meeting. Please see “How do I attend the Annual Meeting?” on page 83.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank, or nominee. You may also vote during the Annual Meeting.

How do I access technical support at the Annual Meeting?

Online access to the virtual meeting webcast will be open prior to the start of the Annual Meeting to allow you to log in. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plug-ins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting.

Beginning 15 minutes prior to the start of and during the virtual annual meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Corporate Secretary of Organon at the company’s headquarters located at 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302;

•	submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote during the Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of Broadridge Financial Services, Inc. will tabulate the votes and act as inspectors of election.

What if I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as directors of each of the four Class II director nominees;

85	2023 Proxy Statement

•	FOR the approval of the compensation of our Named Executive Officers (Say-on-Pay); and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

What is “householding” and how does it affect me?

Organon has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. If you received paper copies of the Proxy Materials, Organon will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the Internet instead of receiving paper copies?

The Proxy Materials are available on Organon’s website at www.organon.com/investor-relations/sec-filings. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the Internet. If you choose to access future Proxy Materials on the Internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners who elect electronic access will receive an email message next year containing the URL for access to the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to EQ Shareowner Services, P.O. Box 64856, St. Paul, Minnesota 55164-0856 or calling 1-833-914-2115. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Organon in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Where can I find the results of the Annual Meeting?

We intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.organon.com/investor-relations/sec-filings.

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Where can I find Organon’s Annual Report?

Our Annual Report is available on our website at www.organon.com/investor-relations/sec-filings.

For shareholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our Annual Report. For shareholders receiving a printed copy of this proxy statement, a copy of our Annual Report has also been provided to you.

In addition, we will provide without charge a copy of the Annual Report, including financial statements and schedules, upon the written request of any shareholder to the Office of Corporate Secretary, Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302.

How much did this proxy solicitation cost?

Organon retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $15,000, plus reasonable out-of-pocket expenses. Employees, officers, and directors of Organon also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Who can help answer my questions?

If you have questions, you may write or call Organon’s proxy solicitor:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford CT 06902

Telephone: 800-662-5200

Email: OGN.info@investor.morrowsodali.com

87	2023 Proxy Statement

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders

Deadline for receipt of shareholder proposals for inclusion in the proxy materials for the 2024 annual meeting of shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Standard Time, on December 28, 2023. If we change the date of the 2024 annual meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of shareholders. Proposals must comply with the requirements of SEC Rule 14a-8.

Director nominees for inclusion in the proxy materials for the 2024 annual meeting of shareholders (proxy access)

Our Amended and Restated Bylaws include provisions permitting, subject to certain terms and conditions, shareholders owning at least 3% of the outstanding shares of Organon common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances. Because we will have been an independent publicly traded company for less than three years, shareholders will not be able to nominate directors for election using these proxy access procedures for the 2024 annual meeting of shareholders.

Shareholder proposals, director nominations, and other business to be brought before the 2024 annual meeting of shareholders

Any shareholder who wishes to present proposals, director nominations, or other business for consideration at the 2024 annual meeting of shareholders but does not intend to have such proposals or nominations included in Organon’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between January 7, 2024 and February 6, 2024. However, in the event that the date of the 2024 annual meeting of shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of the 2024 annual meeting of shareholders is first made. Written notice of proposals, director nominations or other business for consideration must contain the information specified in Article II, Section 2.10 of our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at organon.com/about-organon/leadership/board-of-directors or upon request to the Office of Corporate Secretary.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with SEC Rule 14a-8 and shareholder recommendations of director candidates submitted as described under Shareholder Recommendations of Director Candidates on page 22.

ADDRESS TO CONTACT ORGANON

Any notice required to be sent to Organon as described above should be emailed to secretaryoffice@organon.com or mailed to the Office of Corporate Secretary, Organon & Co., 30 Hudson Street, Floor 33, Jersey City, New Jersey 07302 U.S.A.

88

Other Matters

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. As to any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

Organon & Co.

April 27, 2023

89	2023 Proxy Statement

Appendix A

Non-GAAP Financial Measures

This proxy contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This proxy also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business.

Revenues

	Year Ended December 31,		% Change	% Change Excluding Foreign Exchange
($ in millions)	2022	2021

Women’s Health	$1,673	$1,612	4%	7%

Biosimilars	481	424	13%	17%

Established Brands	3,874	4,068	(5)%	3%

Other	146	200	(27)%	(29)%

Revenue	$6,174	$6,304	(2)%	4%

Adjusted Revenue for AIP

($ in millions)	Year Ended December 31, 2022

Revenue	$6,174

Effect of foreign exchange rates (1)	228

Business development transactions (2)	(11)

Adjusted Revenue for AIP	$6,391

(1)	Represents the impact of currency exchange rates versus currency exchange rates budgeted in the annual operating plan.

(2)	Business development revenue that was not included as part of the 2022 budget.

A-1	2023 Proxy Statement

Reconciliation of GAAP Income from Continuing Operations Before Income Taxes to Adjusted EBITDA

($ in millions)	Year Ended December 31, 2022

Income from continuing operations before income taxes	$1,122

Depreciation	96

Amortization	116

Interest expense	422

EBITDA	$1,756

Restructuring costs	28

One time costs	226

Stock-based compensation	75

Adjusted EBITDA	$2,085

Effect of foreign exchange rates (1)	21

Business development transactions (2)	19

Acquired in-process research and development and milestones	107

Adjusted EBITDA for AIP	$2,232

(1)	Represents the impact of currency exchange rates versus currency exchange rates budgeted in the annual operating plan.

(2)	Business development expense that was not included as part of the 2022 budget.

Reconciliation of GAAP Income from Continuing Operations Before Income Taxes to Non-GAAP Adjusted Net Income

($ in millions, except per share amounts)	Year Ended December 31, 2022

Income from continuing operations before income taxes	$1,122

Adjustments:

Amortization	116

Restructuring costs	28

One-time costs	226

Stock-based compensation	75

Total Adjustments	445

Non-GAAP pre-tax income, continuing operations	$1,567

Taxes on income as reported in accordance with GAAP	205

Tax benefit on adjustments	78

Tax benefit on GAAP-only discrete items	—

Non-GAAP adjusted taxes on income	283

Non-GAAP adjusted net income, continuing operations	$1,284

Non-GAAP adjusted net income, continuing operations per diluted share	$5.03

A-2

ORGANON & CO.
30 HUDSON STREET
FLOOR 33
JERSEY CITY, NJ 07302
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/OGN2023
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V07743-P83190
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ORGANON & CO.
The Board of Directors recommends you vote FOR each of the following Class II Director Nominees:
1. Election of Directors
Nominees: For Against Abstain
1a. Carrie S. Cox
1b. Alan EzeKowitz, M.D.
1c. Helene Gayle, M.D.
1d. Deborah Leone
The Board of Directors recommends you vote FOR the following proposals: For Against Abstain
2. Approve, on a non-binding advisory basis, the compensation of Organon’s Named Executive Officers.
3. Ratify the appointment of PricewaterhouseCoopers LLP as Organon’s independent registered public accounting firm for 2023.
NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com
V07744-P83190
ORGANON & CO. Annual Meeting of Shareholders June 6, 2023 9:00 a.m. (Eastern Daylight Time) This proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Kevin Ali, Matthew Walsh and Kirke Weaver as Proxies, each with the power to appoint his/ her substitute, revoking all proxies previously given, and hereby authorizes them to represent and to vote all of the stock of Organon & Co. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held via webcast at www.virtualshareholdermeeting.com/OGN2023 at 9:00 a.m. Eastern Daylight Time on June 6, 2023, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting.
The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1 and FOR Items 2 and 3.
Continued and to be signed on reverse side